As filed with the Securities and Exchange Commission on March 15, 2000
                                                   Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT*
                        Under the Securities Act of 1933

                                  QUANTECH LTD.
             (Exact name of registrant as specified in its charter)

      Minnesota                         3573                   41-1709417
  (State or jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
 incorporation of organization)   Classification Code)    Identification Number)

                                  Quantech Ltd.
                              815 Northwest Parkway
                                 Eagan, MN 55121
                                 (651) 647-6370

          (Address and telephone number of principal executive offices and principal place of business)
                           ---------------------------

     Gregory G. Freitag, Chief Financial Officer and Chief Operating Officer
                                  Quantech Ltd.
                              815 Northwest Parkway
                                 Eagan, MN 55121
                                 (651) 647-6370

            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Melodie Rose, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000
                           ---------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE



===========================================================================================================
       Title of each class                        Proposed maximum     Proposed maximum      Amount of
       of securities to be       Amount to be      offering price     aggregate offering   registration
          registered             registered(1)        per unit(2)           price(2)(3)        fee(4)
-----------------------------------------------------------------------------------------------------------
    Common Stock, no par value      5,144,031          $3.8125            $19,611,618        $5,177.47
===========================================================================================================


(1) Does not include the 3,361,733 shares, the resale of which shares was previously registered pursuant to Registration Statement
         No. 333-70487.

(2) Estimated solely for the purpose of calculating registration fees pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(3) Does not include aggregate offering price for 3,361,733 shares, the resale of which shares was previously registered pursuant to Registration Statement No. 333-70487.

(3) Does not include filing of $1,489.46 fee for 3,361,733 shares, the resale of which shares was previously registered pursuant to Registration Statement No. 333-70487.

                        ---------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

* Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus which constitutes part of this Registration Statement also relates to the resale of an aggregate of 3,361,733 shares of the Registrant's common stock registered on Form SB-2, Registration No. 333-70487. As such, this Registration Statement also serves as Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-70487.

                   SUBJECT TO COMPLETION, DATED MARCH 15, 2000


                                  QUANTECH LTD.

                        8,505,764 shares of common stock


         Stockholders of Quantech identified in this prospectus are offering all of the shares to be sold in the offering. These shares may be offered anytime after the date of this prospectus through broker-dealers in over-the-counter markets or directly by the selling stockholders in negotiated transactions. Prices for the shares may be the market prices prevailing at the time of sale or may be negotiated by the selling stockholder and the buyer. Quantech will not receive any of the proceeds from the offering.

         Shares of Quantech common stock trade on the local over-the-counter markets and the OTC Bulletin Board under the symbol QQQQ. The closing sale price of the common stock on March 13, 2000, as reflected on such markets was $3.38 per share.

                             ----------------------


         This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss. See "Risk Factors" Beginning on Page 3 of This Prospectus.

                             ----------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------


         The information in this prospectus is not complete and may be changed. The stockholders selling Quantech common stock pursuant to this prospectus may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and it is not an offer to buy these shares in any state where the offer or sale is not permitted.

                             ----------------------

               The date of this prospectus is _____________, 2000

                               TABLE OF CONTENTS

                                                                          Page

Prospectus Summary........................................................  1
Risk Factors..............................................................  3
Special Note Regarding Forward-Looking Statements.........................  6
Price Range of Common Stock...............................................  7
Dividend Policy...........................................................  7
Selected Financial Data...................................................  8
Management's Discussion and Analysis of Financial Condition
  and Results of Operation................................................ 10
Business.................................................................. 14
Management................................................................ 28
Principal and Selling Stockholders........................................ 33
Description of Securities................................................. 42
Plan of Distribution...................................................... 45
Legal Matters............................................................. 46
Experts................................................................... 46
Available Information..................................................... 47

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus that you should consider before investing in the common stock.

                                    Quantech

         Quantech Ltd. is completing development of a system that is expected to run tests for a number of different medical conditions. We call our system the FasTraQ(TM). The FasTraQ consists of an instrument that sits on the top of a counter or cart and reads PrePaQ(TM) disposable test cartridges developed by Quantech. Each Quantech PrePaQ test cartridge will contain from one to four different medical tests such as those for a heart attack or pregnancy. Hand held communication devices called ReaLinQTM communicators provide real time test results directly from the FasTraQ instrument to the medical staff members treating a patient.

         The FasTraQ produces test results in a manner different than other testing systems because it uses Quantech's proprietary technology based on the quantum physics phenomenon known as surface plasmon resonance ("SPR"), which involves the interaction of light with the electrons of metal. Quantech's technology creates SPR in a controlled environment which enables the FasTraQ to detect and transmit information concerning the presence and quantity of certain native and foreign molecules in blood, urine or other fluids which may be associated with specific diseases or medical conditions.

         Excluding tests that can be conducted in the home, the overall world wide diagnostic market is more than $20 billion. Routine and "STAT" (from the Latin statim meaning urgent) laboratory tests currently account for the majority of this market. Routine tests required in the hospital are conducted on testing systems located in either the hospital's central laboratory or sent to a laboratory that is not within the hospital. STAT tests are conducted by a hospital's central laboratories or a smaller, more conveniently located version of the central laboratories called STAT labs. Obtaining test results from central laboratories can take a minimum of 45 minutes and up to three hours. This delay negatively affects patient treatment and increases costs. Although STAT labs have been established to reduce the time delay, test costs are higher in STAT labs than central laboratories and turnaround time for tests is not always reduced. We are designing the FasTraQ to address what we believe is a pressing need for a test system that can quickly, within 10 to 20 minutes, and cost effectively provide test results, especially for patients with critical problems in emergency departments.

         We expect the FasTraQ to be launched with at least a panel of three heart attack tests and a single test for pregnancy. Additional tests are expected to be added to the FasTraQ system to provide the number of different quantitative tests the emergency department requires on an urgent basis. We received approval from the Food and Drug Administration for our first two heart attack tests (myoglobin and CK-MB) and our pregnancy test (hCG).

         Quantech is a Minnesota corporation that was formed on April 14, 1993. Its principal executive offices are located at 815 Northwest Parkway, Eagan, Minnesota 55121. Its telephone number is (651) 647-6370 and its fax number is
(651) 647-6369.

                                  The Offering



Securities offered...............      8,505,764 shares of common stock. (1)

Securities outstanding...........      5,759,549 shares of common stock. (2)

                                       1,368,068 shares of Series A Convertible
                                       Preferred Stock (each share convertible
                                       into 4 common shares).

                                       2,999,667 shares of Series B Convertible
                                       Preferred Stock.

                                       1,000,000 shares of Series C Convertible
                                       Preferred Stock.

Use of proceeds..................      Quantech will not receive any proceeds
                                       from the sale of common stock in the
                                       offering.

                           --------------------------

(1)  Includes:

     a)  1,090,264 shares currently outstanding;

     b) 2,999,667 shares issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock;

     c) 1,000,000 shares issuable upon conversion of outstanding shares of Series C Convertible Preferred Stock; and

     d)  3,415,833 shares issuable upon exercise of outstanding warrants.

(2)  Does not include:

     a) 5,472,272 shares issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock;

     b) 2,999,667 shares issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock;

     c) 1,000,000 shares issuable upon conversion of outstanding shares of Series C Convertible Preferred Stock; and

     d) 5,780,220 shares issuable upon exercise of outstanding warrants and options.

                                  RISK FACTORS

         Investing in Quantech is risky. You should be able to bear a complete loss of your investment. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in shares of Quantech's common stock. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We expect to incur losses in the future and we need additional financing to complete commercial development of the FasTraQ and to commence sales.

         We have incurred net losses in each year since inception. We expect to increase significantly our research and development, sales and marketing, manufacturing and general and administrative expenses in the future. We will spend these amounts before we receive any incremental revenue from these efforts. Additional financing through investment capital, funding by strategic partner(s) or licensing revenues will be needed to operate until revenues can be generated in an amount sufficient to support operations. Quantech does not have any commitments for any such additional financing and does not anticipate receiving any additional significant funding from commercial lenders. There can be no assurance that any such additional financing can be obtained on favorable terms, if at all. Any additional equity financing may result in dilution to Quantech stockholders and could depress the market price of our common stock.

"Going concern" statement in auditor's report may make it difficult to raise new capital.

         Quantech has not had any significant revenues to date. As of June 30, 1999, and December 31, 1999 we had an accumulated deficits of $22,727,284 and 26,081,636, respectively. The report of the independent auditors on Quantech's financial statements for the year ended June 30, 1999, includes an explanatory paragraph relating to the uncertainty of Quantech's ability to continue as a going concern, which may make it more difficult for Quantech to raise additional capital.

Development of the FasTraQ is not complete and may not be completed on the current timetable and budget. Failure to meet these objective could result in a decline in our stock price, causing investor losses.

         Components of the FasTraQ system are under various stages of development. Until the FasTraQ development is completed and cleared through the FDA, there can be no assurance that the FasTraQ system will be finished according to our current development timetable and budget. Failure to timely finish on budget will require Quantech to seek funding greater than currently anticipated, thus intensifying the risks described in "We expect to incur losses in the future and we need additional financing to complete commercial development of the FasTraQ and to commence sales" above. Additionally, the final price that we will need to charge to cover the costs of the FasTraQ instrument and the PrePaQ test cartridges cannot be determined until development is complete and FDA clearances have been obtained. If Quantech cannot receive FDA approval and offer the FasTraQ system with certain required features and tests at a cost acceptable to potential customers, it will be impossible for Quantech to continue operations. Failures in any of these areas will disappoint investors and could result in a decline in our stock price thus causing investors to lose substantial money.

We may not succeed in persuading potential buyers to replace existing equipment and facilities with our system or in convincing the medical community and third-party payers of the reliability, faster speed and lower cost of tests conducted on the FasTraQ.

         In general, the commercial success of the FasTraQ will depend upon its acceptance by the medical community and third-party payers as a reliable and economical product. The approval of the purchase of diagnostic test systems by a hospital is generally controlled by its central laboratory. We expect that there will be resistance by some central laboratories to a new system until it is proven to have a level of accuracy and precision comparable to current hospital tests. Finally, the system must provide results of STAT tests quicker than current hospital tests for emergency department doctors.

We have not established a distribution system and may not have the resources to effectively market our product.

         We have had no experience in marketing our system. We intend to market our system in the United States through either a direct sales force or through a strategic partner with an established distribution system, and in foreign markets through a strategic partner(s), but no assurance can be given that such arrangements can be made. Establishing sales and marketing capability sufficient to support the level of sales necessary for us to attain profitability will require substantial efforts and significant management and financial resources. There can be no assurance that we will be able to recruit and retain direct sales and marketing personnel, engage distributors or have our marketing efforts be successful. Sales through distributors could be less profitable than direct sales. Sales of our products through multiple channels could also confuse customers and cause the sale of our products to decline. We will not control our distribution partners. Our partners could sell competing products and may devote insufficient sales efforts to our products. We may not be able to have our distributors purchase minimum quantities. As a result, even if we are dissatisfied with the performance of our partners, we may be unable to terminate our agreements with these partners or enter into alternative arrangements

We have very limited manufacturing and production experience and have not yet contracted with third party manufacturers.

         To be successful, we must timely manufacture sufficient quantities of the FasTraQ instrument, PrePaQ test cartridges and ReaLinQ communicators in compliance with regulatory requirements, such as the FDA's Good Manufacturing Practices, while maintaining product quality and acceptable manufacturing costs. The instrument, communicators and many components of the test cartridges will be manufactured by outside vendors. We have not entered into agreements with any of these vendors. There can be no assurance that we can engage such vendors. Further, if engaged, the limited control we have over any third party manufacturers as to timeliness of production, delivery and other factors could affect our ability to supply products on a timely basis.

         We ultimately intend to chemically coat and assemble test cartridges ourselves. We have never operated a manufacturing/assembly business. We have only one manufacturing facility which must be registered with the FDA. If we fail to produce enough products at our manufacturing facility or at a third-party manufacturing facility we may be unable to deliver products to our customers on a timely basis. Our failure to deliver products on a timely basis could lead to customer dissatisfaction and damage our reputation.

Our ability to market and sell our products and generate revenue depends upon receipt of domestic and foreign regulatory approval for our products and manufacturing operations.

         The FasTraQ instrument and PrePaQ test cartridges are human diagnostic medical devices subject to regulation by the United States FDA and agencies of foreign countries. The FDA regulates the system as a medical device that requires clearance before sales can be made in the United States. We believe that such pre-market clearance can be obtained for our instrument and substantially all of our test cartridges through submissions of a 510(k) pre-market notification demonstrating the particular product's substantial equivalence to another device legally marketed under a similar clearance. There can be no assurance that the FDA or other government regulators will approve the instrument and test cartridges in a timely manner or at all. Delay in approvals, or failure to achieve approvals, would increase the capital necessary to maintain operations and make it more difficult to raise required funds.

         The FDA also requires us to adhere to current Good Manufacturing Practices regulations, which include production design controls, testing, quality control, storage and documentation procedures. The FDA may at any time inspect our facilities to determine whether adequate compliance has been achieved. Compliance with current Good Manufacturing Practices regulations for medical devices is difficult and costly. In addition, we may not continue to be compliant as a result of future changes in, or interpretations of, regulations by the FDA or other regulatory agencies. If we do not achieve continued compliance, the FDA may withdraw marketing clearance or require product recall. When any change or modification is made to a device or its intended use, the manufacturer may be required to reassess compliance with current Good Manufacturing Practices regulations, which may cause interruptions or delays in the marketing and sale of our products. Sales of our products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements. The Federal, state and foreign laws and regulations regarding the manufacture and sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, including product seizures, recalls, withdrawal of clearances or approvals and civil and criminal penalties.

We may not succeed in marketing our product against multiple levels of competition, including from manufacturers of central and STAT laboratory testing equipment and point-of-care testing products.

         The medical testing market is highly competitive. We expect that manufacturers of central and STAT laboratory testing equipment will compete to maintain their market shares. Also, point-of-care testing products exist and additional products are likely to be introduced to compete with certain tests to be performed on the FasTraQ. All of the industry leaders and many of the other companies participating in this market have substantially greater resources than the resources available to us, including, but not limited to, financial resources and skilled personnel. Current central lab systems are also well accepted and entrenched so that sale of our system may require a significant sales effort to gain market share. If the features and costs of our system are not compelling it will not successfully compete in its market.

The FasTraQ must comply with regulations governing the qualifications of persons operating it and high qualification requirements could adversely affect sales.

         Use of the FasTraQ will be subject to the Clinical Laboratory Improvement Act of 1988. This regulation governs the qualifications of persons supervising a laboratory test and the persons performing the laboratory test. We have based our marketing plan on the belief that our system will be classified as a test of moderate complexity. However, we have not sought the necessary regulatory approval of this classification. In practical terms, performing a test of moderate complexity means that the individual supervising the test must be well educated and well trained, but the individual operating the system requires no formal laboratory education and only task-specific training. If our system were not classified as a test of moderate complexity, we would not have a user-friendly operation advantage, which could have an adverse effect on sales.

The FasTraQ will initially be Quantech's only product making us vulnerable to technological obsolescence.

         The FasTraQ will be Quantech's only initial product and is based upon a single set of core technologies. We operate in a market characterized by rapid and significant technological change. While we are not aware of any developments in the medical industry that would render our current or planned product less competitive or obsolete, there can be no assurance that future technological changes or the development of new or competitive products by others will not do so. To remain competitive, we will need continually to make substantial expenditures for development of both equipment and additional tests.

Failure to maintain patent protection of the FasTraQ would put Quantech at substantial risk.

         No assurance can be given that we will be able to protect our proprietary technology. We are not aware of any issued patents that would prohibit the use of any technology we currently have under development. However, patents may exist or be issued in the future to other companies covering elements of our system. The existence or issuance of such patents may require us to make costly significant changes in the design of the FasTraQ or operational plans. We have not conducted an independent patent search or evaluation with respect to our patented technology. Ares-Serono, the company licensing certain technology to us made no warranties as to the enforceability of any of the patents or the commercial potential of the technology. Although Ares-Serono may defend the patents they have licensed to us, we will be responsible for the defense of any patents Ares-Serono elects not to defend and all of those issued to us. The cost of patent litigation can be very substantial.

We are dependent upon our few employees and the loss of our CEO, CFO/COO or Executive VP of R&D could leave Quantech without sufficient management expertise to continue operations successfully.

         We have a small number of employees. Although we believe we maintain a core group sufficient for us to effectively conduct our operations, the loss of any of our personnel could, to varying degrees, have an adverse effect on our operations and system development. The loss of Robert Case, our CEO, Greg Freitag, our COO and CFO or Thomas Witty, our Executive V.P. of R&D, would have a material adverse effect on Quantech.

If we do not attract and retain skilled personnel, we will not be able to expand our business.

         Our products are based on chemical, electrical and optical technologies. Accordingly, we require skilled personnel to develop, manufacture, sell and support our products. Our future success will depend largely on our ability to continue to hire, train, retain and motivate additional skilled personnel. We continue to experience difficulty in recruiting and retaining skilled personnel because the pool of experienced persons is small and we compete for personnel with other companies, many of which have greater resources than we do. Consequently, if we are not able to attract and retain skilled personnel, we will not be able to meet our development and product launch timetable or budgets.

Failure of users of the FasTraQ to obtain adequate reimbursement from third-party payors could limit market acceptance of the FasTraQ, which could prevent us from achieving market acceptance and profitability.

         The FasTraQ will be marketed to hospitals who bill various third-party payors, such as managed care organizations, government health programs, private health insurance plans and other similar programs, for the health care products and services provided to their patents. Failure by hospitals and other users of the FasTraQ to obtain adequate reimbursement from third-party payors, or any reduction in the reimbursement by third-party payors to hospitals and other users as a result of using the FasTraQ could limit market acceptance of the FasTraQ, which could prevent us from achieving profitability.

We could be exposed to product liability claims once the FasTraQ is launch which could adversely affect our cash position and our ability to obtain and maintain insurance coverage at satisfactory rates.

         The manufacture and sale of our products will expose us to product liability claims and product recalls, including those, which may arise from misuse or malfunction of, or design flaws in, our products. Product liability claims or product recalls, regardless of their ultimate outcome, could require us to spend significant time and money in litigation or to pay significant damages. We currently do not maintain insurance; however, prior to marketing our product we intend to obtain product liability insurance coverage in an amount, which we deem, appropriate. There can be no assurance that such insurance will be available on commercially reasonable terms or that if obtained it will be adequate to cover the costs of any product liability claims made against us.

Shares eligible for future sale could depress the market price of Quantech's Common Stock and make it more difficult for Quantech to raise the funds it needs to survive.

         Upon registration of the Shares offered hereby, nearly all shares of Quantech's outstanding common stock are eligible to be sold in the public market along with almost all shares that may be obtained upon exercise of outstanding options, warrants or conversion of Series A, B and C Convertible Preferred Stock. The sale of a large number of shares could adversely affect the market price and liquidity of Quantech's securities. Such potential adverse effects on price and liquidity, or the concern over these issues, could make it more difficult for Quantech to raise required future funds.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this prospectus are not historical facts but are forward-looking statements. Such forward-looking statements may be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plans," "project," and similar expressions. Such statements involve risks and uncertainties and should be evaluated in light of the risk factors discussed above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

                           Price Range of Common stock

         Quantech's common stock is traded on the local over-the-counter markets and the OTC Bulletin Board under the symbol of QQQQ. Although trading in Quantech's common stock does occur on a consistent basis, the volume of shares traded has been sporadic. There can be no assurance that an established trading market will develop, the current market will be maintained or a liquid market for Quantech's common stock will be available in the future. Investors should not rely on historical stock price performance as an indication of future price performance.

         The following table summarizes the high and low sale prices of Quantech's common stock for the periods indicated. The prices have been adjusted to reflect a 1-for-20 reverse stock split effected by Quantech on June 2, 1998. The closing price of Quantech's common stock on March 13, 2000 was $3.38 per share.
                                                        High            Low
  Fiscal 1998:
       First Quarter..........................         $   5.60      $   2.20
       Second Quarter.........................         $   5.60      $   2.80
       Third Quarter..........................         $   4.00      $   2.70
       Fourth Quarter.........................         $   7.00      $   2.60
  Fiscal 1999:
       First Quarter..........................         $   3.88      $   0.94
       Second Quarter.........................         $   2.56      $   0.53
       Third Quarter..........................         $   2.00      $   1.38
       Fourth Quarter.........................         $   1.81      $   1.38
  Fiscal 2000:
       First Quarter..........................         $   1.69      $   1.06
       Second Quarter.........................         $   1.50      $   0.88
       Third Quarter through March 13, 2000...         $   5.00      $   1.09

    As of March 13, 2000 Quantech had approximately 500 holders of record of its common stock, excluding stockholders whose stock is held either in nominee name or street name brokerage accounts. Based on information obtained from Quantech's transfer agent, as of such date, there were approximately 3,800 stockholders of Quantech's common stock whose stock is held in either nominee name or street name brokerage accounts.

                                 DIVIDEND POLICY

         Quantech has never paid a cash dividend on its common stock or Series A, B or C Convertible Preferred Stock. Payment of dividends is at the discretion of the board of directors. The board of directors plans to retain earnings, if any, for operations and does not intend to pay dividends in the foreseeable future.

                             SELECTED FINANCIAL DATA

         The following selected financial data of Quantech as of and for the years ended June 30, 1998 and 1999 is derived from the financial statements that have been audited by McGladrey & Pullen, LLP, independent auditors. Quantech's financial statements for the six month period ended December 31, 1998 and 1999 and the period from September 30, 1991 (date of inception) to December 31, 1999 are unaudited. However, in the opinion of Quantech, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been made. Interim results may not be indicative of the results of operations to be expected for a full fiscal year. This financial data should be read in conjunction with Quantech's financial statements and the notes thereto included elsewhere in this prospectus and with Management's Discussion and Analysis of Results of Operations and Financial Condition which follows.

                                  QUANTECH LTD.
                          (A Development Stage Company)

                          Statements of Operations Data
                      (in thousands except per share data)

                                                                                                                 Period From
                                                                                                                September 30,
                                                           Years Ended                Six Months Ended          1991 (Date of
                                                             June 30,                   December 31,            Inception), to
                                                    -----------------------------------------------------------  December 31,
                                                         1998          1999           1998           1999           1999
                                                    ----------------------------------------------------------------------------
Interest Income                                     $         12    $        2    $       1        $      2    $        187
                                                    ----------------------------------------------------------------------------
Expenses:
  General and administrative                               1,221         1,593          931           1,324          12,080
  Research and development                                 1,608         1,816          975           1,231           9,301
  Minimum royalty expense                                    113           150           75              75           1,300
  Losses resulting from transactions
     With Spectrum Diagnostics Inc.                           --            --           --              --             556
  Net exchange gain                                           --            --           --              --             (67)
  Interest                                                   719           733          715              26           1,976
                                                    ----------------------------------------------------------------------------
Total expenses                                             3,661         4,292        2,696           2,656          25,146
                                                    ----------------------------------------------------------------------------
Loss before income taxes                                  (3,649)       (4,290)      (2,695)         (2,654)        (24,959)
Income taxes                                                  --            --           --              --              42
                                                    ----------------------------------------------------------------------------
Net Loss                                            $     (3,649)   $   (4,290)   $  (2,695)       $ (2,654)   $    (25,001)
                                                    ============================================================================
Net loss attributable to common shareholders
     Net loss                                       $     (3,649)   $   (4,290)   $  (2,695)       $ (2,654)
     Preferred stock accretion                                --          (377)         (91)           (263)
     Beneficial conversion feature of
             preferred stock                                  --            --           --            (440)
                                                    ----------------------------------------------------------
Net loss attributable to common shareholders        $     (3,649)   $   (4,667)   $  (2,786)       $ (3,357)
                                                    ==========================================================
Loss per basic and diluted common share             $      (1.45)   $    (1.75)   $   (1.06)       $  (1.04)
Weighted average common shares
     Outstanding                                           2,524         2,674        2,620           3,228


                                  QUANTECH LTD.
                          (A Development Stage Company)
                                 Balance Sheets
                                 (in thousands)




                                                                           June 30,          June 30,        December 31,
                                                                             1998              1999              1999
                                                                       ------------------------------------------------------
ASSETS
Total current assets                                                        $    203         $      530         $      280
Total property and equipment                                                     179                166                163
Total other assets                                                             2,803              2,422              2,259
                                                                       ------------------------------------------------------
Total assets                                                                $  3,185         $    3,118         $    2,702
                                                                       ======================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
     Short-term debt                                                        $  3,113         $      746         $      750
     Accounts payable                                                             97                112                634
     Accrued expenses                                                            247                198                295
                                                                       ------------------------------------------------------
Total current liabilities                                                      3,457              1,056              1,679
                                                                       ------------------------------------------------------

Redeemable Preferred Stock                                                        --              5,113              5,135

Stockholders' Equity (Deficit)
     Common stock                                                             16,308             16,499             17,290
     Preferred stock                                                                                831              1,810
     Additional paid-in capital                                                1,477              2,343              2,869
     Deficit accumulated during the development stage                        (18,057)           (22,724)           (26,081)
                                                                       ------------------------------------------------------
Total stockholders' equity (deficit)                                            (272)            (3,051)            (4,112)
                                                                       ------------------------------------------------------

Total liabilities and stockholders' equity (deficit)                        $  3,185          $   3,118         $    2,702
                                                                       ======================================================


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of Quantech and the notes thereto included elsewhere in this prospectus.

Results of Operations

For the Six Months Ended December 31, 1999 and 1998

         Quantech has incurred a net loss of $25,001,263 from September 30, 1991 (date of inception) through December 31, 1999 due to expenses related to formation and operation of Quantech's predecessor, Spectrum Diagnostics Inc. ("SDS") in Italy, continuing costs of raising capital, normal expenses of operating over an extended period of time, funds applied to research and development, royalty payments related to the SPR technology, losses due to expenses of SDS and interest on borrowed funds. In addition, an investment of $3,356,629 was made when Quantech purchased the exclusive rights to the SPR technology, and $1,300,000 of minimum royalties have been paid on the license.

         General and administration expenses increased to $1,324,216 for the six months ended December 31, 1999 from $931,641 for the same period in 1998 primarily due to market research expenses including fees paid to consultants and research firms and costs to attend industry trade shows, partially offset by lower costs associated with financing activities. We expect general and administrative expenses to increase in the future as we complete development of our system, prepare for market launch and begin to manufacture and distribute our products. Quantech will also begin to incur increasing sales and marketing expenses.

         Research and development costs increased to $1,231,217 for the six months ended December 31, 1999 from $974,645 for the same period in 1998 primarily due to increased internal development work. We expect R&D spending to significantly increase as we complete the commercial development of our system, conduct additional FDA work, and begin to establish higher volume manufacturing capabilities.

         Minimum royalty expense of $75,000 was unchanged for the six months ended December 31, 1999 compared to the same period in 1998. The final minimum royalty payment has been made, and in the future we expect to incur additional royalty expense when royalties based on revenues exceed minimum payments (see Notes to Financial Statements, Note 2 - License Agreement).

         Interest expense decreased to $25,776 for the six months ended December 31, 1999 from $714,982 during the same period in 1998 as a result of reduced debt. Interest expense is expected to remain flat for the remainder of the fiscal year as Quantech does not anticipate any debt other than borrowing up to $750,000 from its bank credit facility.

         For the six months ended December 31, 1999 Quantech had losses of $2,654,399 as compared to $2,695,200 for the same period in 1998.

The loss was slightly smaller as lower interest expense was mostly offset by higher operating expenses.

         The timetable for submitting additional tests to the FDA and introduction of Quantech's system to the market will be influenced by Quantech's ability to obtain further funding, enter into strategic relationships, complete commercial prototype development of its system and develop further tests, and delays it may encounter with the FDA in its review of Quantech's tests and system. There can be no assurance that Quantech will be able to obtain the required funding, enter into any strategic agreements or ultimately complete its commercial system.

For the Year Ended June 30, 1999 and 1998

         Quantech has incurred a net loss of $22,346,864 from September 30, 1991 (date of inception) through June 30, 1999 due to expenses related to formation and operation of SDS in Italy, continuing costs of raising capital, normal expenses of operating over an extended period of time, funds applied to research and development, royalty payments related to the SPR technology, losses due to expenses of Quantech's predecessor, Spectrum Diagnostics Inc. and interest on borrowed funds. In addition, an investment of $3,356,629 was made when Quantech purchased the rights to the SPR technology.

         For the year ended June 30, 1999 Quantech had interest income of $1,886 compared to $12,435 for the 1998 fiscal year as a result of less cash on hand as proceeds obtained from Quantech's private placements of securities have been used for operations and research and development.

         General and administration expenses increased from $1,221,196 for the year ended June 30, 1998 to $1,593,451 for the year ended June 30, 1999. The increase in general and administration expenses was primarily due to costs related to financing activities and market research. The financing costs included commissions, charges for warrants and options issued in connection with financing activities and professional fees. Market research expenses included fees paid to consultants and research firms and costs to attend industry trade shows. We expect general and administrative expenses to increase in the future as we complete development of our system, prepare for market launch and begin to manufacture and distribute our products. The Company will also begin to incur increasing sales and marketing expenses.

         Research and development costs increased from $1,608,361 in 1998 to $1,815,727 in 1999. The increase was primarily due to costs related to the preparation of 510(k) submissions to the FDA and increased development work. We expect R&D spending to significantly increase as we complete the commercial development of our system, conduct additional FDA work, and begin to establish higher volume manufacturing capabilities.

         Minimum royalty expense increased to $150,000 in 1999 as compared to $112,500 in 1998 as a result of the higher minimum royalties owed under Quantech's amended license with Ares-Serono. We will continue to accrue royalty expense of $37,500 per quarter until the final minimum payment is made in December 1999. In the future we expect to incur additional royalty expense when royalties based on revenues exceed minimum payments.

         Interest expense of $732,524 in 1999 was only slightly changed from $719,126 in 1998. Interest expense during fiscal year 2000 is expected to be significantly lower due to reduced debt.

         For the year ended June 30, 1999 Quantech had a loss of $4,289,816 as compared to $3,648,748 for the same period ended June 30, 1998. This increased loss was primarily a result of higher general and administrative and research and development expenses in 1999. Net cash used in operations, however, decreased slightly to $2,398,520 in 1999 from $2,476,331 in 1998 primarily due to higher non-cash charges for development work performed by Millennium Medical Systems in exchange for a warrant to purchase shares of Quantech common stock. We expect cash used in operations to increase during fiscal year 2000 as we complete development of our system and prepare for market launch.

Liquidity and Capital Resources

         From inception to December 31, 1999, Quantech has raised approximately $22,800,000 through a combination of public stock sales, private stock sales and debt obligations. Quantech began offering for sale shares of Series B Preferred Stock in May 1999, and amended the provisions of its offering in October 1999 to provide for a price of $1.00 per share. Such offering was completed in February 2000 and Quantech raised an aggregate of $3,905,000. In February 2000, Quantech raised $1,000,000 from the sale of Series C Preferred Stock. The shares were sold at $1.00 per share, and each share is convertible into one share of Quantech common stock. In November 1999, Quantech received $15,000 from the sale of a warrant to purchase 75,000 shares of common stock.

         Quantech anticipates that its cash on hand will allow it to maintain operations through July 2000. Additional financing of approximately $10 million will be needed to develop and submit to the FDA additional tests, complete clinical evaluation of the system, establish manufacturing capabilities and prepare for sales of the FasTraQ. Quantech is currently reviewing multiple avenues of future funding including private sale of equity or debt with equity features or arrangements with strategic partners. Quantech does not have any commitments for any such financing and there can be no assurance that Quantech will obtain additional capital when needed or that additional capital will not have a dilutive effect on current stockholders. See "Risk Factors -- We need additional cash and will require at least $10 million in additional financing to complete commercial development of our system and have no commitment to receive any additional significant funding." Although Quantech has a limited lending arrangement with its bank to a maximum of $750,000, all of which credit line will be used by July 2000, it does not anticipate receiving any additional significant funding from commercial lenders.

         Quantech incurred capital expenditures of $37,913 in the six month period ended December 31, 1999. Quantech anticipates significant capital expenditures in the future for laboratory and production equipment and office expansion as Quantech nears product introduction. The timing and amount of such expenditures will be governed by Quantech's development and market introduction schedules which are subject to change due to a number of factors including development delays, FDA approval and availability of future financing.

                                    BUSINESS

General

         Quantech Ltd. is completing development of a system that is expected to run tests for a number of different medical conditions. We call our system the FasTraQ(TM). The FasTraQ consists of an instrument that sits on the top of a counter or cart and reads PrePaQ(TM) disposable test cartridges developed by Quantech. Each Quantech PrePaQ test cartridge will contain from one to four different medical tests such as those for a heart attack or pregnancy. Hand held communication devices called ReaLinQTM communicators provide real time test results directly from the FasTraQ instrument to the medical staff members treating a patient.

         The FasTraQ produces test results in a manner different than other testing systems because it uses Quantech's proprietary technology based on the quantum physics phenomenon known as surface plasmon resonance ("SPR"), which involves the interaction of light with the electrons of metal. Quantech's technology creates SPR in a controlled environment which enables the FasTraQ to detect and transmit information concerning the presence and quantity of certain native and foreign molecules in blood, urine or other fluids which may be associated with specific diseases or medical conditions.

         Excluding tests that can be conducted in the home, the overall world wide diagnostic market is more than $20 billion. Routine and "STAT" (from the Latin statim meaning urgent) laboratory tests currently account for the majority of this market. Routine tests required in the hospital are conducted on testing systems located in either the hospital's central laboratory or sent to a laboratory that is not within the hospital. STAT tests are conducted by a hospital's central laboratories or a smaller, more conveniently located version of the central laboratories called STAT labs. Obtaining test results from central laboratories can take a minimum of 45 minutes and up to three hours. This delay negatively affects patient treatment and increases costs. Although STAT labs have been established to reduce the time delay, test costs are higher in STAT labs than central laboratories and turnaround time for tests is not always reduced. We are designing the FasTraQ to address what we believe is a pressing need for a test system that can quickly, within 10 to 20 minutes, and cost effectively provide test results, especially for patients with critical problems in emergency departments ("ED").

         We expect the FasTraQ to be launched with at least a panel of three heart attack tests and a single test for pregnancy. Additional tests are expected to be added to the FasTraQ system to provide the number of different quantitative tests the emergency department requires on an urgent basis. We received approval from the Food and Drug Administration for our first two heart attack tests (myoglobin and CK-MB) and our pregnancy test (hCG).

Quantech's FasTraQ Patient Treatment Information Platform

         General

         The Quantech FasTraQ Patient Treatment Information Platform ("PTIP") is a new multi-menu STAT testing system with real time communication capabilities that is in the final stages of commercial development. The FasTraQ consists of the reading instrument, PrePaQ disposable test cartridges and ReaLinQ communication units. It will combine accuracy with simplicity of use and automatically transfer information to the appropriate ED personnel. The PrePaQ cartridges can process up to four tests at a time and the FasTraQ instrument can simultaneously run up to 20 PrePaQ test cartridges.

         The FasTraQ Testing Instrument

         The Quantech FasTraQ testing instrument is designed to fill the needs of the ED. Most importantly, the FasTraQ instrument is designed to be compatible with new PrePraQ test disposables when Quantech introduces them to the market. As a result, when Quantech adds tests through the introduction of new disposables, its original instrument will accommodate these various tests without system obsolescence or significant training of personnel.

         The FasTraQ instrument consists of a communication module and up to five testing modules. It will be of a size capable of sitting on a bench top or cart. The communication module will contain a microprocessor, a computer touch screen, barcode readers, interfaces for hospital information systems and Quantech testing modules and systems to communicate with the Quantech ReaLinQ communicators. Each test module will be able to run up to four PrePaQ test disposables and contain a white light source and a number of optical components. The light is split into a number of channels, providing for quality controls and multiple tests per disposable. When the PrePaQ is inserted into a port of the test module an internal bar-code reader identifies the type of tests to be run.

         A touch screen and/or an external barcode reader on the communication module and/or a barcode reader in the ReaLinQ communicator will enable the user to enter both a user number and the patient or specimen ID number. The instrument's computer screen and a screen on each test module will display test results. The data or results produced by the instrument will also be stored on an internal hard drive, downloaded to the hospital information system, and may be provided on a hard copy through use of a printer or sent to the ED staff via the Quantech ReaLinQ communicators.

         The module configuration of the instrument allows it to run up to 20 PrePaQ test cartridges simultaneously. This provides flexibility to meet the necessary test throughput capability for a given institution. The instrument size allows it to be located in the ED or associated STAT or rapid response lab. Quantech intends to offer several industry standard reagent rental programs whereby the FasTraQ instrument will be provided to the hospital and it may retain the FasTraQ without cost as long as a specified number of PrePaQ test disposables are purchased. The ability of Quantech's biosensor FasTraQ to convert biological data into digital signals should also permit designs that capitalize on future advances in microcomputer and microfluidic technology.

         The PrePaQ Disposable Test Cartridge

         Quantech's PrePaQ disposable test cartridge consists of an injection molded plastic carrier containing a metal coated sensor surface. The metallic surface is overlaid with reagents that react specifically with the analyte to be identified and measured. An important feature of the PrePaQ will be the ability to attach a standard vacutainer-type tube, complete with its top intact, to the PrePaQ disposable so that it is easy to use and the user has minimal exposure to the patient sample. One or more separate tests may be performed on a single disposable providing Quantech the capability to develop clinically related panels of tests by simply adding the appropriate reagents. Future PrePaQ disposables for certain tests may also be configured to handle samples of urine and other body fluids.

         A further advantage of Quantech's PrePaQ test disposable will be that an operator will not be required to add reagents. This simplicity translates into ease of use and immediacy of results. PrePaQ disposables will be configured to provide single or multiple clinically-related tests. Because the same configuration may be used for all tests, manufacturing and quality control costs should be minimized. Additional development of the PrePaQ disposable is currently being conducted and future development will be undertaken to expand the number of tests that may be performed in general and on each disposable.

         The ReaLinQ Wireless Communicator

         At the option of the user, the FasTraQ may include the ReaLinQ wireless communication capability to input all emergency test information directly into the FasTraQ from, and automatically provide the appropriate ED staff members with test results at, "patient-side". The LAN transmission unit will be located in the instruments' communication module. Hand held receivers or communicators similar to pagers will be provided to the ED staff. When the patient arrives in the ED the appropriate ED staff member can input necessary information. When the ED staff member begins the test process at the FasTraQ instrument, the instrument will be directed to send the results to the ED team for the particular patient. When the results are completed they are provided to the ReaLinQ communicators and the receiving parties acknowledge receipt of the information.

         The receipt of test information through the ReaLinQs will speed results by eliminating the need for the ED staff to go back to the instrument or printer multiple times to determine if the tests are finished. Also, because the treatment team may be scattered throughout the ED, it will no longer be necessary to track down individual team members to provide them with the results. The ReaLinQ communicators will also have the ability to receive other patient information such as hospital records if made available.

         Comparison of Product Technologies

         A number of basic methods, whether performed manually or by automated instruments, are utilized in diagnostic testing including immunoassays, DNA probes, electrochemistry, coagulation and chemical reactions. Each of these testing methodologies requires a separate system and the performance of a series of operations by a skilled technologist. These operations consist of sample preparation, addition of reagents, further method-specific manipulations, and reading and interpretation of raw data. Central and STAT laboratory automated systems have mechanized, rather than eliminated many of these steps and have been unable to combine a number of different methodologies or technologies into a single system. Quantech's digital SPR technology, in contrast, can be used for these and other basic testing methods within a single instrument, but without complicated processing by the operator.

         Central labs provide quality results on a menu of tests, however, STAT test results take from 45 minutes to 3 hours to be returned to the ED. Additionally STAT tests disrupt the batch testing of central labs. Although STAT labs have quicker turnaround time with the quality advantages of the central lab, personnel and equipment requirements of STAT labs result in high test costs. Point-of-care instruments have reduced turnaround time, and in some instances have lower test costs than STAT labs, but fail to meet laboratory quality and ED needs due to lack of interface to the laboratory information system, manipulation of patient sample, nonconcordance with central lab results and lack of quantitative results. Most importantly, their limited test menu keeps them from eliminating the testing time for tests they cannot perform thus making the treatment process only as fast and efficient as the slowest test from the lab. Quantech's FasTraQ system expects to address these shortcomings of the current testing environment and products by combining the advantages of central lab and point-of-care testing into a system with the following anticipated features:

o        STAT quantitative test menu (a number instead of qualitative yes/no)
o        User-friendly system, rapid test turnaround time (less 15 minutes)
o        Real time monitoring of test information status
o        Multi-test, single use disposable (up to four tests per PrePaQ)
o Cost effective (comparable to central lab STAT test costs, 2x-4x less than STAT lab)
o        Remote results receipt acknowledgement; auto-release of test module
o        Throughput of up to 20 PrePaQ cartridges simultaneously
o        Concordance with central lab test results
o        Whole blood/closed tube (vacutainer) patient sample capability
o        Full-time laboratory information system interface
o        Automatic user/patient/test/QC input
o        Internet ordering, training and information transfer

The Market

         General Discussion

         Excluding home diagnostics, the overall worldwide in-vitro diagnostic market ("IVD") is approximately $20 billion. Commercial, hospital central and hospital STAT/rapid response laboratories currently account for the majority of this market with testing divided between non-urgent and urgent (STAT) tests. We are focused on the ED STAT testing portion of this market.

         STAT tests are required by critical care physicians in areas such as surgical suites, ICUs/CCUs and emergency departments because of the time sensitive nature of their treatment. However, results of STAT tests from the central laboratory can take a minimum of 45 minutes and up to three hours for the physician to receive the results. This delay affects patient treatment and increases costs. Although STAT laboratories have been established to reduce this time delay, test costs are often 2-4 times that of the central lab and reduced test time turnaround has not been effectively achieved.

         The United States ED testing market is highly concentrated. There are approximately 1,032 EDs in the United States that each see more than 30,000 patients per year with the average ED in this group seeing 50,000 patients annually. These ED's represent approximately 55% of the ED testing market. Additionally, the majority of hospitals belong to a small number of buying groups such as Columbia/HCA and the Voluntary Hospital Association of America Inc. (VHA). This concentration results in a high level of revenue passing through a limited number of sites.

         Pressure has increased to reduce the length of patient stay and provide a greater portion of services in outpatient settings. Because the cost of providing care in the ED far exceeds those of general medical or surgical units, a primary goal of the ED is to determine the appropriate care path for a patient so they may be treated, sent home or moved to a different area of the hospital. Quick determination of this care path is made possible by rapid, accurate and clinically relevant quantitative test results that are efficiently delivered to the care provider. For this reason, STAT labs were established to reduce test turnaround time, but their high test cost and still often lengthy turnaround time have limited their effectiveness in reducing patient treatment costs. Point-of-care ("POC") testing represents a growing segment of the IVD market and a response to rising costs of health care that have produced changes in hospital reimbursement. POC instruments have tried to fill the gap left by STAT labs, but lack of central and STAT lab features and true increases in efficiencies have limited their penetration of the ED testing market.

         The strategic direction chosen by Quantech is to exploit the inherent technological advantages of its SPR technology and current information technologies, which allows it to address the shortfalls of the central and STAT labs and POC instruments. As such, Quantech will focus on the STAT testing and information delivery needs of hospital ED's.

         The Emergency Department

         Critical Care Units include Intensive Care Units, Surgical Suites and Emergency Departments ("ED"). Quantech's FasTraQ PTIP will first be marketed to EDs. EDs must respond to critical patient conditions and conduct tests on an as needed basis in order to support the health care team when a patient's condition is life threatening. Most tests conducted in the ED are required STAT (urgent) and are processed 24 hours a day.

         Tests processed in a STAT manner significantly increase cost as they require the hospital central or STAT laboratory to remain open at times when they are not otherwise busy. Further, STAT testing in the central lab interrupts batch testing and thus negatively affects cost while STAT labs costs are high because of the inability to spread operating and capital costs across a larger number of tests. The solution to this difficulty and expense is to bring a system designed for STAT testing to the patient site in a manner that will provide cost-effective test results promptly, accurately and with the requisite throughput.

         Because of space limitations in the ED, and a desire not to train personnel on a number of different instruments, a single instrument for the ED STAT test menu is desirable. Such ED STAT test menu includes:

o        Cardiac marker panel (CK-MB, troponin I, myoglobin)
o        hCG (Pregnancy)
o        Blood Cell panel (WBC, RBC, Hct and Hgh)
o        Coagulation
o Electrolytes (not blood gases which are performed by pulse oximetry in ED)
o        Kidney Panel (Bun/Creatinine)
o        Pancreas Panel
o        Therapeutic Drug Monitoring (Digoxin, Theophylline)
o        Drugs of Abuse (e.g., Cocaine, Marijuana)
o        Amylase
o        Liver Panel

         In 1998 there were 98 million patient visits to 4200 EDs in the United States of which 1,032 ED's saw 55% of the patients. Approximately 60% of these patients received tests. Europe represents a similar number and concentration of ED patient testing. Quantech estimates the worldwide ED STAT testing market to be more than $6 billion. As a result, a limited number of sites produce a significant amount of STAT testing revenue.

         Quantech will introduce the FasTraQ with a cardiac panel to test for heart attacks, a quantitative pregnancy test and expects to provide a number of the other tests performed in the ED. The combination of these tests provides a significant market. Because of the FasTraQ's initial test menu, and additional tests to be provided, Quantech believes it can achieve substantial market penetration. The Company will pay attention to groupings of tests for particle needs so that all tests necessary for a particular patient can be run on the FasTraQ. Since the needs of other areas of critical care are similar to those tests required by the ED, the Company anticipates that growth into these other areas will be evolutionary.

         Cardiac Markers

         Cardiac markers are needed to triage and treat individuals that arrive at the ED with chest pain. Hospitals are aware of a need for more rapid cardiac diagnosis and in response have started to establish chest pain centers in emergency departments for triaging patients. Lacking, however, are whole blood, cost effective, rapid cardiac test results. Quantech has chosen a test panel for heart attacks as one of its initial tests because of the high need, reimbursement and volume these tests represent.

         During a myocardial infarction ("AMI"), certain proteins are released from the damaged heart muscle into the blood stream as a result of damage to the muscle. These proteins are in varying concentrations and consist of CK-MB, troponin, myosin light chain and myoglobin. Myoglobin is the earliest of the markers to be detected and the first to leave the body. CK-MB and troponin I are later markers but stay in the body longer and are more specific to cardiac damage. Combinations of these markers are thus used to cover the required time frames.

         Cardiac markers are important to help to identify patients who have suffered an AMI. Such tests, however, are most useful if they can be performed in under fifteen minutes in the ED or mobile care unit so that medical personnel may take immediate action. Most of the existing test modalities require a central laboratory system that may delay the results beyond their effective need. The FasTraQ will provide emergency personnel with the ability to receive quantitative results for a heart attack in less than 20 minutes.

         An estimated 6 million patients are evaluated for chest pain annually in the United States with approximately 3 million admitted to an Intensive Care Unit for further evaluation. Of those admitted, only 30% subsequently "rule-in" for acute AMI. Assuming an average cost of $3,000 per admission, this represents a total expenditure of $6 billion annually on patients who do not have AMI. This also does not take into account that 2-8% of patients with acute chest pain that are released from the ED without treatment subsequently fulfill criteria for AMI resulting in deaths and complications that represent greater than 20% of the malpractice dollars awarded in the field of emergency medicine.

         Not only are costs of admission and malpractice claims an important issue, making a rapid definitive diagnosis of chest pain has become more important. In the past when a patient was in the early stages of a heart attack/AMI, there was little treatment available. In the last 10 years, substantial progress has been made in thrombolytic therapy. If the therapy is started within four to six hours of the onset of a heart attack, it can dissolve the blood clot, clear arteries and save heart muscle tissue. Because these therapies are expensive and present undesirable side effects (allergic reactions, bleeding) if the patient has not suffered an AMI, rapid accurate testing for an AMI is very important.

         Pregnancy

         Every woman of child-bearing age who enters the ED and requires a procedure that could injure a fetus (x-ray or drugs) should have a pregnancy test. Because of the delays in obtaining tests from the central or STAT lab, many women are treated without the physician receiving the results of the pregnancy test. Malpractice claims in this area are second only to cardiac markers. The FasTraQ will have a whole blood quantitative test for the pregnancy marker hCG. Whole blood is an advantage in the ED as it is the preferred method of sample collection as compared to urine and may be obtained from a patient that is unconscious.

         A rapid quantitative pregnancy test is also important for treatment of ectopic pregnancies (gestation outside of uterus, often in fallopian tube). Ectopic pregnancy is a leading cause of abdomen pain for women presenting to the ED. Determination of an ectopic pregnancy is made through the quantitative testing of hCG. The ability of the Quantech system to perform pregnancy and other tests will show its advantage as a quantitative multi-test platform.

         Patient Treatment Information

         In order for a physician to diagnosis a patient he or she requires information. The FasTraQ will provide the most critical piece of information, test results. Other information such as patient records, x-rays, etc. are also important. Because the FasTraQ is expected to communicate with the hospital computer information system, it will be able to deliver available non-diagnostic information.

         The Ability to converge many pieces of information is the next step for the practice of medicine. Technology is providing many avenues to make this information convergence complete. Quantech is taking advantage of these technologies by providing not just a diagnostic system, but a complete patient treatment information platform.

Sales and Marketing

         Background

         Quantech will form a strategic marketing group. Initially this marketing group will begin creating awareness of Quantech and its system. Currently Quantech is evaluating strategic distribution partners to market its products in the United States. If a strategic distribution partner is engaged, the marketing group will support this distribution partner and maintain contact with customers to help Quantech monitor the market for future products. If Quantech establishes a direct sales force the marketing group will initiate that effort.

         Quantech is currently in discussions with a number of potential partners. Determination of whether to ultimately market through a strategic partner will be based upon factors such as size of sales force, presence in hospital, pricing and discounts. The benefits of a strategic partner of lowering marketing and sales cost and penetration of the market will be weighed against distribution discounts, commitment to the sale of the Quantech product and Quantech's ability to cost effectively rollout its product.

         If an appropriate distribution partner cannot be engaged, the marketing group will focus on sales of the system to the highest volume emergency departments. Because of the small number of emergency departments in the United States, and the large amount of revenue that can be provided by each one, the Company believes that a small focused sales effort will enable it to effectively penetrate the ED market.

         International

         Shortly after the launch of the FasTraQ in the United States, Quantech intends to begin sales in western Europe and after appropriate approvals, in Japan. These markets are similar to the United States in both menu of STAT testing and concentration of patients in a small number of facilities. The Company will manage and support international distributors if a strategic distribution partner is not engaged. Quantech has completed its international marketing research and has begun identifying potential distribution partners.

         Clients

         The purchasing decision for diagnostic testing equipment is made by the laboratory manager, although the end user of the FasTraQ will be ED personnel. Under CLIA regulation, the laboratory is responsible for training, instrument calibration and quality assurance of testing systems. As such, the laboratory manager prefers a STAT-testing instrument with the following features:

o Comparable performance to central lab instrument with concordant results
o        One (maximum of two) instruments for entire ED STAT menu
o Full-time, bi-directional laboratory information system ("LIS") interface with information automatically downloaded to LIS
o        Automated user/patient/test/QC information input
o        User ID and lockout capability by laboratory
o        Minimum user training
o        Costs comparable to central lab STAT tests - less than STAT lab

         As the ultimate users ED personnel must also accept any system that will be used for their STAT testing needs. Although they cannot buy a testing system without laboratory approval, they are capable of preventing a system from being purchased. A system that is acceptable to the ED must provide the following features:

o Comparable performance to central lab instrument with concordant results
o        Rapid turnaround time (less than 15 minutes)
o        One (maximum of two) instruments for entire ED STAT menu
o        Whole blood, closed collection tube sampling and transfer
o        Automatic LIS download
o        User friendly - minimum training and time at instrument
o        High reliability
o        Test menu so all patient testing completed
o        Limitation of steps necessary to receive information

         To achieve market penetration of the FasTraQ, Quantech's marketing strategy will be focused on achieving the acceptance of both laboratory and ED personnel. Testing systems to date have been unable to meet the needs of both groups because of technology limitations. The FasTraQ is being designed to meet the requirements of both groups by trying to incorporate all of the required features into a single platform.

         Although the laboratory and ED are important customers, the FasTraQ will also appeal to hospital administration. Quantech believes that the FasTraQ's ability to simplify and improve the ED treatment process can be shown to facilitate the growth and profitability of the ED. Because more patients can be seen with the same fixed cost resources, the FasTraQ should provide significant incremental revenue to the hospital, while the variable cost of the test will be comparable to current costs.

Competition

         The majority of in-vitro medical diagnostic testing is conducted in hospital and commercial reference laboratories. These facilities are particularly suited for efficiently processing a large number of patient samples. While most hospital laboratories must maintain the capability to perform certain STAT tests on single patient sample, most of the samples handled by central laboratories are processed so that one type of test, such as pregnancy tests, are all run at one time or in batches. The competitors for this market have addressed these laboratories' needs for high-test throughput, low reagent cost and low labor cost by developing automated systems. STAT labs have been developed to address the needs of STAT testing and generally use the same instrumentation found in the central laboratory. These laboratory systems are generally complex and expensive, incorporating designs appropriate to the central laboratories they serve which employ skilled operators who are expected to perform sample preparation, system calibration and basic instrument maintenance.

         Both the health care providers and their suppliers are heavily committed to the current central/STAT laboratory testing system model. The laboratories are constrained by their organization structure, their substantial capital investment in instrumentation and the task of processing a large number of routine non-STAT tests. The suppliers' corporate infrastructures, marketing and sales organizations, research and development activities and production capabilities are committed to this market. As a result, hospitals may maintain their established means of having testing performed.

         There is a significant number of companies serving this central clinical laboratory market. Most of them compete in only one or two segments of the overall market. Abbott Laboratories, Roche Diagnostics, and Johnson & Johnson are notable exceptions. These companies have achieved their broad market penetration by developing several technologies, each targeted for the specific needs of a market segment and focusing their marketing, distribution and sales activities on the central laboratory. The FasTraQ in general must compete with central and /or STAT laboratory testing systems to gain market share and, as a result, Quantech will meet with competition from these companies in both sales of the FasTraQ system and the individual tests to be provided on the FasTraQ.

         There is significant new product activity in certain areas of critical care STAT testing. Point of care testing systems are addressing limited testing areas such as coagulation, blood gas and basic chemistry including electrolytes. Three such point of care systems, i-STAT Corp. (in conjunction with Abbott Laboratories), Diametrics Medical (in conjunction with Agilent Technologies) and Careside, Inc., which market point of care testing instruments have become recognized point of care testing systems. Quantech does not believe current products of i-STAT, Diametrics or Careside are capable, however, of providing the breadth of tests and features required by the emergency department.

         With respect to testing for cardiac markers to diagnose a heart attack, most testing is done in the hospital central and STAT labs with test result turnaround times of more than 45 minutes. Quantech is aware of only a limited number of companies that provide rapid testing for heart attacks. Of such companies, Spectral Diagnostics Limited, a Canadian company, markets a manual method available for certain heart attack tests. Roche Diagnostics markets a manual test for the heart attack marker troponin I. As configured Spectral's and Roche's heart attack tests can provide only yes/no results instead of quantitative results such as those provided by central laboratory systems. Biosite Diagnostics has introduced an instrument and tests for heart attacks but the extent of sales activity is unclear. Quantech believes that Biosite's system is not able to provide the number of tests and other STAT testing requirements expected to be available on the FasTraQ. Limitation of the tests that competitors' system can perform is believed by Quantech to provide it a competitive advantage because the FasTraQ is expected to provide a large number of different tests.

         All of the industry leaders, and many of the other companies participating in the diagnostic testing market, have substantially greater resources than those available to Quantech, including, but not limited to, financial resources and skilled personnel. However, Quantech believes the FasTraQ provides a product that is currently lacking for the critical care STAT testing market. There can be no assurance that current or future companies will not invent systems that will have broad testing capabilities and features like those expected in the FasTraQ. If Quantech is able to launch its system, no assurance exists that competitive pressures will not negatively affect its pricing of both the FasTraQ instrument and the individual test cartridges.

The Technology

         The FasTraQ is a biosensor which incorporates Quantech's proprietary method of using SPR to detect certain chemical conditions. A biosensor is an analytical device that combines a biological sensing or detection element with a suitable transducer that converts biochemical activity into a measurable form of energy. A biosensor's input is a specific biological event. Its output is a measurable signal that corresponds to the input.

         Surface plasmon resonance is an optical-electrical phenomenon involving the interaction of light with the electrons of a metal. The optical-electrical basis of surface plasmon resonance is the transfer of the energy carried by photons of light to a group of electrons (a plasmon) at the surface of a metal. Quantech's proprietary method of using SPR consists of a disposable cartridge composed of a plastic base with a fine grating molded into its surface. The grating is coated with a very thin layer of gold. Gold is used because it does not oxidize like other metals which can affect chemistry binding. The gold is subsequently coated with binding molecules. The binding molecules may be antibodies, DNA probes, enzymes or other reagents chosen because they react exclusively with a specific analyte. The analyte is the substance being measured, such as a heart attack marker, and defines the test to be done.

         The coated metal surface interacts with light at a characteristic resonant wavelength that depends upon the molecular composition at the metal's surface. When the coated metal is exposed to a sample that contains the analyte being tested, the analyte becomes bound to the metal through its specific interaction with the binding molecules. As an analyte is bound, the composition at the surface changes and consequently the resonant wavelength shifts. The magnitude of the change in the resonant wavelength is proportional to the amount of binding that takes place, which is proportional to the concentration of the analyte in the sample.

         Quantech's SPR based technology combines the strengths of biology and physics into a single entity. Other applications of technology using SPR that have been reported in the scientific literature or explored by Quantech include immunoassays for cardiac markers, hormones, drugs, viruses and bacteria, quantitation of anesthetic gases, and DNA binding assays. Quantech's SPR based technology thus represents a simple, unified platform that is capable of performing a wide range of diagnostic tests. Quantech's SPR based technology is also a valuable research tool that Quantech expects will allow it to quickly and efficiently develop further tests for its system.

Manufacturing

         Quantech's system is comprised of a modular instrument, disposable tests and communicators. The instrument consists of electronics and optics, most of which are off the shelf parts, and does not require complicated assembly procedures. The ReaLinQ communicators are based upon current handheld data transfer devices. Production of the FasTraQ instrument and ReaLinQ communicators will be performed by a contract manufacturer to Quantech under quality standards set by the Company. The contract supplier has not yet been selected. Quantech will take delivery of the instrument and communicators, perform final quality inspection and inventory the units for final shipment.

         Quantech's disposable consists of two parts, the sensor grating piece with the metal coating and the carrier for such piece. Both the coated sensor grating and carrier will be produced by contract suppliers according to Quantech specifications. These pieces will be shipped to either Quantech or another contract manufacturer to complete final manufacturing of the disposable. This final manufacturing will consist of applying the assay (chemistry) on the gold coated sensor grating, placing the final grating piece into the carrier, performing the final assembly, labeling the unit and packaging the disposable for final shipment.

Regulatory Environment

         The Company has received clearance from the FDA to market in the clinical environment its cardiac tests, myoglobin and CK-MB, and its pregnancy test, hCG. Each test for the FasTraQ must obtain FDA approval. The Company must also submit its instrument to the FDA for approval. The instrument will be provided to the FDA for such approval after its commercial development is completed.

         The Company believes that the products it initially proposes to manufacture and market will be classified as medical devices and will therefore be subject to regulation by the United States Food and Drug Administration (the "FDA") and, in some instances, by foreign government authorities. Under the 1976 amendments to the Federal Food, Drug and Cosmetics Act (the "FFDCA") and regulations promulgated thereunder, manufacturers of medical devices must comply with certain regulations governing the testing, manufacturing and packaging of medical devices. Under the FFDCA, medical devices are subject to different levels of testing and review. The most comprehensive level of review requires that a clinical evaluation program be conducted before a device receives premarket approval by the FDA for commercial distribution. As a manufacturer of medical devices, the Company will also be subject to certain other FDA regulations, and its manufacturing processes and facilities will be subject to periodic inspection, without warning, to ensure compliance. Comparable agencies in certain states and foreign countries will also regulate the Company's activities. The Company's products could be subject to recall by the FDA or the Company itself, if it appears that the products and their use do not conform to regulations.

         Generally, medical devices intended for human use that are to be marketed in the United States are placed in one of three regulatory classifications depending upon the degree of testing and review to which the device will be subject. The Company expects that its products will not be subjected to the highest level of scrutiny because they are in-vitro (outside of the body) diagnostic devices which do not come into contact directly with a living human being. Specifically, the systems would be classified as either Class I or Class II devices as distinct from implantable devices, which are classified as Class III devices.

         The Company believes that premarket clearance can be obtained for its initial system and tests through submission of a 510(k) premarket notification ("510(k) Notification") demonstrating the product's substantial equivalence to another device legally marketed pursuant to 510(k) Notification clearance. The FDA may also require, in connection with the 510(k) Notification, that it be provided with the test results supporting this claim. The FDA may further require, in connection with the 510(k) Notification, that it be provided with test results demonstrating the safety and efficacy of the device. Under certain circumstances, such clinical data can be obtained only after submitting to the FDA an application for an Investigational Device Exemption ("IDE").

         For new products that are not considered to be "substantially equivalent" to an existing device, two levels of FDA approval will probably be required before marketing in the United States can begin. First, the FDA and participating medical institutions must approve the Company's application for an IDE, permitting clinical evaluations of the product utilizing human samples under controlled experimental conditions. Second, the FDA must grant to the Company a Premarket Approval ("PMA"). The FDA should grant a PMA if it finds that the product complies with all regulations and manufacturing standards. In addition, the FDA may require further clinical evaluation of the product, or it may grant a PMA but restrict the number of devices distributed or require additional patient follow-up for an indefinite period of time. Completion of this process could take up to 12 months and involve significant costs. The Company believes it is unlikely that it will be required to obtain a PMA with respect to any of its currently proposed products, except where mandated by the FDA such as HIV, cancer and hepatitis detection tests. Any claims of panel diagnostics are subject to a PMA procedure. The Company anticipates that it will make claims in reference to its cardiac markers. These claims will be made after the products are marketed with only single claim implications. Accordingly, the products should not be delayed in their initial introduction. If a PMA is required for the Company's initial system and CK-MB test, introduction of the initial system likely would be significantly delayed, which could have a material adverse effect on the Company, although preliminary indications from the FDA are consistent with a 510(k) filing.

         For products subject to either 510(k) or PMA regulations, the FDA requires that the Company conduct any required studies following Good Clinical Practice and Good Laboratory Practice guidelines. Also, the manufacture of products subject to 510(k) or PMA regulations both must be in accordance with current Good Manufacturing Practice. For sale in foreign countries, compliance with ISO 9000 standards will be required. Sales of medical devices outside the U.S. are subject to foreign regulatory requirements. Medical devices may not be sold in EU countries unless they display CE mark certification. The Company's products will be manufactured according to ISO 9001 and EN 46001 quality standards and the Company expects to be able to apply the CE mark to its products. In addition, international sales of medical devices manufactured in the U.S. but not approved by the FDA for distribution in the U.S. are subject to FDA export requirements. Under these requirements, the Company must assure that the product is not in conflict with the laws of the country for which it is intended for export, in addition to complying with the other requirements of
Section 801(e) of the United States Food, Drug and Cosmetic Act.

         Specific requirements demanded of a laboratory depend upon the complexity of the test performed. Clinical Laboratory Improvement Act of 1988 ("CLIA") regulations establish three categories of laboratory tests, for which regulatory requirements become increasingly stringent as the complexity of the test rises: (1) tests that require little or no operator skill which allows for a waiver of the regulations; (2) tests of moderate complexity; and (3) highly complex tests which require significant operator skill or training. All laboratories performing tests of moderate or high complexity must obtain either a registration certificate or a certificate of accreditation from Health Care Financing Administration ("HCFA") or an organization to whom HCFA has delegated such authority. HCFA has allowed electronic controls for some POC instruments to serve the function of daily quality control performance to allow non-laboratory personnel to run such POC systems. The tests to be performed by the Company's system are initially expected to fall within the moderate complexity class as defined by current CLIA regulations, as all analogous POC instruments that are presently on the market are classified in this manner. In practical terms, performing a test of moderate complexity means that the individual supervising the test, i.e. the physician, pathologist or laboratory director, must be well educated and well trained, whereas the individual who operates the machine requires no formal laboratory education and only task-specific training. The Company may, but has not yet, applied for the waiver.

Significant Agreements

         Ares-Serono License

         Quantech has acquired from Ares-Serono at a total cost of $3.4 million a worldwide exclusive license to certain patents, proprietary information and associated hardware (e.g. molds, test rigs, prototypes) related to Quantech's SPR based technology. The Ares Serono license calls for an ongoing royalty of 6 percent on all products utilizing the SPR based technology which are sold by Quantech. In addition, if Quantech sublicenses the technology, Quantech will pay a royalty of 15 percent of all revenues received by Quantech under any sublicense. To date, Quantech has paid $1,300,000 of cumulative royalty payments. This amount satisfies the requirements of the license agreement until royalty accruals based on revenues exceed such minimum payment amount. The obligations of Quantech to pay royalties terminate when the total royalty payments reach a gross amount of $18 million. After such total payments, Quantech's rights in the licensed SPR based technology continues in perpetuity with no further obligations to Ares-Serono.

         Ares-Serono specifically reserved, and did not license to Quantech, any rights with or otherwise integrated with certain fluorescence capillary fill device technology. Quantech believes that such limitation does not materially impact the value of the Ares Serono license given Quantech's current plan of commercialization. In addition, the Ares Serono license is subject to the contingent right of PA Technology, a U.K. corporation, to request a grant of a non-exclusive royalty-free license to exploit certain rights in the SPR biosensor technology for applications outside the field of the commercial interests of Quantech.

         PE Corp. Agreement

         Quantech provided PE Corp. ("PE") with exclusive worldwide rights to the SPR technology licensed from Ares-Serono for products other than those regulated by the FDA or products sold outside the United States if they would be regulated by the FDA if sold in the United States. PE also received two of Quantech's SPR research breadboards. As part of PE's research and development efforts, it applied certain of its technology to develop a large density, high-throughput diagnostic breadboard using Quantech's SPR technology (the "PE High Density Technology"). PE granted Quantech an exclusive worldwide license to the PE High Density Technology for use in FDA medical diagnostics.

         Through the optical and chemistry deposition advancements made by PE, they are able to read up to 1000 test areas on a single 1 cm by 1 cm slide. Quantech believes such two dimensional array capability, as now used in genomic screening research, should allow Quantech to expand the FasTraQ upstream from the critical care area to the central laboratory. Vertical expansion to intensive care units, surgical suites, doctor offices and home testing should also be possible. Future generations of Quantech's current FasTraQ system are also expected to benefit from the PE technology by reducing the number of unique test cartridges needed to perform the same number of tests which reduces inventory requirements and manufacturing costs.

         The royalty to be paid by Quantech will be 8% of gross sales of Quantech products which include the PE technology. If Quantech does not proceed to commercialize the SPR based technology licensed from PE, all rights revert back to PE. The PE technology will not be initially incorporated into the FasTraQ system.

         HTS BioSystems, Inc.

         After Quantech and PE significantly advanced the state-of-the-art in the SPR technology, they agreed that a separate company, which could be focused on promoting the non-medical use of the SPR technology, would be most effective in bringing products to market without affecting mainstream activities of either company. Quantech and PE formed HTS BioSystems, Inc. ("HTS") on December 7, 1999, which is 80% owned by Quantech and 20% owned by PE. PE provided HTS: 1. a sub-license to all of its rights to the Quantech SPR technology (the "Sublicense"); 2. a license for non-medical use of the PE High Density Technology (the "License"); 3. one of PE's Quantech SPR breadboard instruments; and 4. the PE breadboard for the PE High Density Technology. Quantech is required to provide HTS with office space, management support, technical assistance and any other needs required by HTS until HTS is funded in a manner adequate to support its own operations.

         HTS will owe to PE: 1. a 4% royalty on products using only SPR other than those for use in the food and beverages, chemical and industrial and environmental testing markets; 2. a 4% royalty on products using only the PE High Density Technology; and 3. a 6% royalty on products using both technologies. No minimum royalties, or royalties on the first $3 million of sales, are required to be paid. Quantech receives 15% of any royalties paid to PE by HTS for products which incorporate Quantech's SPR technology. In the event that HTS does not seek to commercialize the SPR or PE High Density Technology, then the rights revert back to PE. PE also has a five-year right of first negotiation in the event that HTS wishes to license or sell any of its technology licensed from PE. Quantech is entitled to an 8% royalty on products using its SPR technology sold to the food and beverages, chemical and industrial and environmental testing markets.

         The combination of technology and intellectual property from both PE and Quantech provided to HTS is expected to support the accelerated development of label-free, cost effective detection systems for the pharmaceutical and genomics research markets. In addition to label free systems, HTS intends to become the source of various other high-throughput systems and chemistries for the detection of molecular and cellular changes and interactions for the fields of functional genomics, proteomics and drug discovery.

Patents and Proprietary Rights

         The Ares Serono license covers a total of eight patents. Some of these patents relate to the optics, mirrors, light refraction and calibration of the SPR based instrument. The remaining patents are on the grating, optics enhancement of the disposals, sensitivity of the chemistry on the disposable, attachment of the assay reagents to the disposal grating and features of the prototype instrument. The chart below provides a listing of the patents and their status.



-------------------------- ------------------------------------- ------------------ --------------------------------------------
       PATENT NAME                     DESCRIPTION                U.S. GRANT DATE                COUNTRIES GRANTED
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Merlin I                   Patent for grating  coupled SPR       06/05/90           AT,  AU,  BE,  CA,  CH, DE, EP, FR, GB, IT,
                           biosensor. Used in FasTraQ System                        JP, LU, NL, NO, SE, WO
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Merlin II                  Patent for grating  coupled SPR       21/11/89           AT,  AU,  BE,  CA,  CH, DE, EP, FR, GB, IT,
                           biosensor. Used in FasTraQ System                        JP, LU, NL, NO, SE, WO
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Cellulose Nitrate Films    Patent for grating  coupled SPR       12/02/91           AT,  AU,  BE,  CA,  CH, DE, EP, ES, FR, GB,
                           biosensor. Used in FasTraQ System                        GR, IL, IT, JP, LU, NL, SE
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Calibration Notches        Not used in FasTraQ                    09/05/89           AT,  AU,  BE,  CA,  CH, DE, EP, ES, FR, GB,
                                                                                    GR, IL, IT, JP, LU, NL, SE
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Enhanced  SPR   biosensor  Not used in FasTraQ                   Pending            AT,  AU,  BE,  CA,  CH, DE, EP, ES, FR, GB,
assay                                                                               GR, IL, IT, JP, LU, NL, SE
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Sensor Using Photoresist   Not used in FasTraQ                   09/03/88           AT,  AU,  BE,  CA,  CH, DE, EP, FR, GB, IT,
                                                                                    LU, NL, NO, SE, WO
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Waveguide Sensor           Not used in FasTraQ                   Pending            AT,  AU,  BE,  CA,  CH, DE, EP, ES, FR, GB,
                                                                                    IT, JP, LU, NL, NO, SE, WO
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Restrahlen Effect Sensor   Not used in FasTraQ                   N/A                GB ONLY
-------------------------- ------------------------------------- ------------------ --------------------------------------------

         All developments by Quantech pursuant to the Ares Serono license, either proprietary or patentable in nature, are the property of Quantech. Quantech has made a number of advances that may be patentable and is reviewing registration of additional patents.

Employees and Property

         Quantech employs 27 people on a full and part-time basis and engages consultants and independent contractors to provide services related to the development of the FasTraQ system and marketing. Quantech expects to hire other personnel as necessary for chemistry development, quality control, sales and marketing, manufacturing and administration.

         Quantech leases offices (comprised of approximately 20,900 sq. ft.) at 815 Northwest Blvd., Eagan, Minnesota at a base monthly rent of approximately $16,000 pursuant to a lease arrangement which expires April 2007. Thereafter, Quantech has an option to extend the lease for an additional five years.

Legal Proceedings

         Quantech is not a party to any litigation that would have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT

Directors and Officers

 The directors and officers of Quantech are as follows:

 Name                        Age     Position
 Robert Case...............   56     Chief Executive Officer and Director
 Gregory G. Freitag........   38     Chief Operating Officer, Chief Financial
                                     Officer and Secretary
 Thomas R. Witty, Ph.D.....   52     Vice President of Research and Development
 James F. Lyons............   70     Chairman of the Board of Directors
 Richard W. Perkins........   69     Director
 Edward E. Strickland......   73     Director

         Robert Case has been Chief Executive Officer of Quantech since June 1997 and a director of Quantech since October 1996. He founded Case + Associates, Inc. in 1978 and has been its President since such time. Case + Associates is a leading consultant in the research, design, development, and engineering of medical products. Its consulting activities include work for major multi-national, as well as development stage medical companies, in the design of products from diagnostic instrumentation and implantable devices to surgical instruments. He has served as Chairman of the Industrial Designers Society of America, and was a member of its national board of directors. Mr. Case has also been a longtime member of the Biomedical Marketing Association. In addition, Mr. Case conducts both U.S. and European seminars in product definition and development for Frost & Sullivan, the Society of Plastics Engineers, the Society for the Advancement of Medical Packaging Institute, and Northwestern University. His educational background includes product design, engineering, and marketing at Syracuse University, the Illinois Institute of Technology, and DePaul University.

         Gregory G. Freitag has been Chief Operating Officer of Quantech since June 1997 and Chief Financial Officer and Secretary of Quantech since December 1995. From 1987 until joining Quantech, Mr. Freitag was a lawyer with the Minneapolis, Minnesota law firm of Fredrikson & Byron, P.A. As a stockholder with Fredrikson & Byron he practiced in the corporate, securities and merger and acquisition areas of law. Mr. Freitag has his J.D. and CPA, has served on securities advisory committees to the Minnesota Commissioner of Commerce, was included in the Minnesota Business Guide to Law & Leading Attorneys, and received from City Business its "40 under 40" award recognizing Mr. Freitag as one of the Twin Cities' next generation of business and community leaders.

         Thomas R. Witty, Ph.D. was an Organizational and Program Management Consultant to Quantech Ltd. from August 1997 until October 1997 when he joined Quantech as Vice President of Research and Development. Dr. Witty has over 23 years of experience in the field of medical diagnostics. Dr. Witty has had senior program management responsibilities for clinical instrument systems while at Rohm and Haas, Becton Dickinson, Sanofi and ICN Pharmaceuticals. In addition, he was a key contributor to the development of a near patient diagnostic system at Biocircuits and was on the board of directors of SeaLite Sciences, a small biotechnology company. In these roles, Dr. Witty has led over 20 products to market through clinical trials and the FDA. Dr. Witty received his Doctor of

Philosophy in Medicinal Chemistry from Purdue University and his Bachelor of Arts degree with honors in chemistry from Macalester College in St. Paul, Minnesota. Further academic training was completed under an NIH Fellowship at the University of Illinois in the U.S. Army Medical Service Corp. and as a Professor at Colorado State University.

         James F. Lyons has been Chairman of the board of Quantech since June 1997 and a director of Quantech since September 1995. From September 1993 through October 1994, when he retired, Mr. Lyons was Chief Executive Officer of Bio-Vascular, Inc., a cardiovascular medical products company. From 1978 through 1990, Mr. Lyons was President and Chief Executive Officer of BioMedicus, Inc., a cardiovascular medical products company. Mr. Lyons was also a director and Chairman of the board from 1991 through 1996 of AVECOR Cardiovascular Inc., and was a director of ATS Medical, Inc., Bio-Vascular, Inc. and Spine-Tech, Inc.

         Richard W. Perkins has been a director of Quantech since September 1995. Since 1985, Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota. Prior thereto, he was a Senior Vice President of Piper Jaffray Inc., Minneapolis, Minnesota. He is also a director of Bio-Vascular, Inc., Eagle Pacific Industries, Inc., iNTELEFILM Corporation, Vital Images, Inc., Lifecore Biomedical, Inc., Nortech Systems, Inc., and CNS, Inc.

         Edward E. Strickland has been a director of Quantech since September 1995. Mr. Strickland has been an independent financial consultant for more than seven years. From October 1990 to January 1991, he performed the duties of Chief Executive Officer while serving on the Executive Committee of the board of directors of Reuter, Inc., where he currently serves as a director. Mr. Strickland also serves as a director of Hector Communications Corp. and Communication Systems, Inc. and was a director of BioVascular, Inc. and AVECOR Cardiovascular Inc.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to, or earned by, the Chief Executive Officer of Quantech and to all executive officers whose compensation exceeded $100,000 for fiscal 1999.


                                                                                     Long-Term
                                                                                    Compensation
                                                 Annual Compensation                   Awards
                                          -----------------------------------     -----------------
                                                                         Other                             All
                                                                        Annual                            Other
                                                                        Compen         Securities         Compen
Name and                       Fiscal        Salary        Bonus        -sation        Underlying         -sation
Principal Position              Year          ($)           ($)           ($)          Options (#)          ($)
---------------------------    --------    -----------     ------     -------------    -------------     ----------
Robert Case,                   1999         $82,500          0             0             525,000             0
CEO                            1998            $0            0             0             102,500             0
                               1997            $0            0             0              12,500             0

Gregory G. Freitag,            1999        $128,750          0             0             510,000             0
COO, CFO                       1998        $125,000          0             0             115,000             0
                               1997        $125,000          0             0                0                0

Thomas R. Witty,               1999        $128,750          0             0             140,000             0
Ph.D.,                         1998         $93,750          0        $33,000 (1)         50,000             0
Executive VP of R&D            1997            0             0             0                0                0
------------------------

(1) Other Annual Compensation for Mr. Witty consisted of amounts paid for consulting services before he became a Quantech employee.

         Option/SAR Grants During 1999 Fiscal Year. The following table provides information related to options granted during fiscal 1999 to the executive officers named in the summary compensation table above. Quantech has not granted any stock appreciation rights.

                                                  Individual Grants
-----------------------------------------------------------------------------------------------------------------
                              Number of           Percent of Total
                             Securities
                             Underlying             Options/SARs
                            Options/SARs             Granted to           Exercise or
                               Granted              Employees in          Base Price                Expiration
Name                             (#)                 Fiscal Year           ($/Share)                   Date
------------------------ --------------------     ------------------     --------------      --------------------
Robert Case                  400,000 (1)                28.7%                $0.75                October 7, 2003
Robert Case                  125,000 (2)                 9.0%                $1.50                 April 2, 2004
Gregory G. Freitag           385,000 (3)                27.6%                $0.75                October 7, 2003
Gregory G. Freitag           125,000 (4)                 9.0%                $1.50                 April 2, 2004
Thomas R. Witty               40,000 (5)                 2.9%                $0.75                October 7, 2003
Thomas R. Witty              100,000 (6)                 7.2%                $1.50                 April 2, 2004
------------------------

(1) Such option is an incentive stock option and is immediately exercisable.
(2) Such option is an incentive stock option with 41,667 shares immediately exercisable, 41,667 shares exercisable on April 2, 2000, and 41,666 shares exercisable on April 2, 2001.
(3) Such option is an incentive stock option and is immediately exercisable.
(4) Such option is an incentive stock option with 41,667 shares immediately exercisable, 41,667 shares exercisable on April 2, 2000, and 41,666 shares exercisable on April 2, 2001.
(5) Such option is an incentive stock option with 26,667 shares immediately exercisable and 13,333 shares exercisable on October 7, 2000.

(6) Such option is an incentive stock option with 33,333 shares immediately exercisable, 33,334 shares exercisable on April 2, 2000, and 33,333 shares exercisable on April 2, 2001.
------------------------

         Option Exercises and Value of Options at End of Fiscal 1999. The following table sets forth, for each of the executive officers named in the summary compensation table above, the year-end value of unexercised options.

                                                     Number of Unexercised
                                                    Securities Underlying                     Value of Unexercised
                     Shares                            Options at End                        In-the-Money Options
                    Acquired                            of Fiscal 1999                   at End of Fiscal 1999 (1)
                       on           Value        ---------------------------------     -------------------------------------
 Name               Exercise       Realized       Exercisable      Unexercisable        Exercisable        Unexercisable
---------------    -----------    -----------    --------------    ---------------     --------------    -------------------
Robert Case            0             N/A            556,667            83,333            $300,000               N/A
Gregory G.
Freitag                0             N/A            541,667            83,333            $288,750               N/A
Thomas R.
Witty                  0             N/A            110,000            80,000             $20,000             $10,000


(1) Value based on market value of the Company's Common Stock on June 30, 1999 ($1.50 per share closing price) less the exercise price.
-----------------------

         Election of Officers and Directors; Committees of the Board of Directors. Executive officers of Quantech are elected by the board of directors on an annual basis and serve at the discretion of the board of directors. Quantech's board of directors is divided into three classes with each class being elected for a term of three years after their initial term is completed. Quantech's directors hold office until their term has expired and their successors have been elected and qualified.

         Quantech's board of directors has established two committees. Our audit committee has the responsibility of selecting Quantech's independent auditors and communicating with such auditors on matters of auditing and accounting. Our audit committee is comprised of directors Perkins, Lyons and Strickland with Mr. Strickland as Chairman. Our compensation committee has the responsibility of reviewing on an annual basis all officer compensation and administering any employee options and plans related thereto. Our compensation committee is also comprised of directors Perkins, Lyons and Strickland with Mr. Lyons as Chairman.

         Employment Agreements. Each of Messrs. Case, Freitag and Witty has employment contracts. All contracts allow for termination at-will by Quantech. Pursuant to Mr. Case's contract he is entitled to a lump-sum payment of $150,000 if his employment is terminated as a result of a sale of substantially all of the assets of Quantech or a change in the control of more than 50% of Quantech's capital stock pursuant to a single transaction or a series of transactions by the same acquiring party. In the event Quantech terminates Mr. Freitag for any reason other than for "cause" he is entitled to a six-months' base salary and bonus, and one-year's salary and bonus if termination is due to a change in control, as defined in the agreement. In the event Quantech terminates Mr. Witty's employment due to a change in control he is entitled to a six-months' base salary, as defined in the agreement.

         Certain Transactions. In March 1998, Quantech issued warrants to purchase 60,000 and 15,000 shares of its common stock to James F. Lyons and Edward E. Strickland, respectively, directors of Quantech, as compensation for the guarantee of a $500,000 bank loan to Quantech. The warrants have an exercise price of $0.75 per share. The amount under such loan was increased by $250,000 in August and such directors received additional options in September to purchase an aggregate of 75,000 shares of Quantech's common stock at $1.13 per share for their extension of the guarantee to this amount. In April 1998, Quantech issued a warrant to purchase 2,500 shares of its common stock to Gregory G. Freitag, Quantech's COO and CFO, as compensation for providing short term loans to Quantech on several occasions during 1997 and 1998. The warrant has an exercise price of $1.49 per share.

         In November 1998, Quantech issued a warrant to purchase 1,800,000 shares of Common Stock to Millennium Medical Systems, of which entity Dr. Robert
W. Gaines, who became a Director of the Company in December 1999, is sole owner, in exchange for engineering development work. The warrant has an exercise price of $1.10 per share and can be exercised any time before November 13, 2003.

         In September 1999, Quantech sold a warrant to purchase 175,000 shares of Common Stock to Dr. Robert W. Gaines, a Director Nominee of the Company, for $10,000. The warrant has an exercise price of $1.25 per share and can be exercised any time before September 9, 2004.

         Stock Options. In April 1998, Quantech's board of directors adopted the 1998 Stock Option Plan and reserved 2,000,000 shares for issuance thereunder. In December 1999 the Quantech shareholders approved an increase to 4,000,000 shares reserved for issuance under the1998 plan. If any options granted under the 1998 option plan expire or are terminated prior to being exercised in full, then the unexercised portion of such options will once again be available for additional option grants. Options to purchase 2,263,515 shares of Quantech's common stock have been issued pursuant to the 1998 option plan.

         The purpose of the 1998 option plan is to promote the success of Quantech and its subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of Quantech will depend to a large degree.

         Under the 1998 option plan, all employees, officers and directors (including non-employee directors) of Quantech or a subsidiary, and consultants and advisors who perform bona fide services for Quantech or a subsidiary, provided such services are not in connection with the offer or sale of securities in a capital raising transaction, are eligible to receive stock options. It is the intention of Quantech to grant options which qualify as incentive stock options under section 422 of the Internal Revenue Code, as well as nonqualified stock options. The 1998 option plan is administered by the board of directors or by a committee appointed by the board which selects the individuals to whom options will be granted, the number of shares subject to each option and the exercise price, terms and conditions of each option.

         The exercise price for incentive stock options cannot be less than 100% of the per share fair market value of Quantech common stock on the date the option is granted. In the case of incentive stock options granted to holders of more than 10% of the voting power of Quantech securities, not less than 110% of such fair market value. The term of an option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of the voting power of Quantech cannot exceed five years. The exercise price for nonqualified stock options is generally 100% of the per share fair market value of the common stock on the date the option is granted unless otherwise determined by the committee, provided that the exercise price is not less than 85% of the per share fair market value of the common stock on the date granted.

         Non-employee directors of Quantech are granted upon election an option to purchase 10,000 shares of common stock at a price per share equal to 100% of the fair market value of the common stock on such date. One-third of such options are exercisable immediately, with one-third becoming exercisable on each of the second and third anniversaries of the date of grant. After each stockholders meeting, if the director is re-elected or his term of office continues after such stockholders meeting, each non-employee director is granted an option to purchase 2,500 shares of the common stock at an exercise price per share equal to 100% of the fair market value of the common stock on such date. These options are immediately exercisable.

         On September 3, 1996, Quantech's board of directors adopted the Quantech Ltd. Nonqualified Stock Option Plan. The 1996 option plan provides for the granting of nonqualified options to purchase common stock of Quantech to employees, directors and members of Quantech's scientific advisory board. A total of 92,500 shares of Quantech's common stock have been reserved for issuance upon exercise of options granted under the 1996 option plan. Outstanding options for the purchase of up to 92,500 shares of Quantech common stock have been granted under the 1996 option plan of which all have vested. Quantech's compensation committee has complete discretion to determine the persons to whom options are granted under the 1996 plan and to set the terms of such options including, but not limited to, terms relating to price (which generally will be the fair market value of Quantech's common stock on the date of grant), duration, vesting, termination and the number of shares subject to such option. The 1996 option plan will continue for an indefinite period until terminated by the board of directors or compensation committee. No additional options will be granted under 1996 option plan.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table provides information as of February 29, 2000 concerning the beneficial ownership of Quantech's common stock by (i) each director, (ii) each executive officer named in the summary compensation table above, (iii) each stockholder known by Quantech to be the beneficial owner of more than 5% of its outstanding common stock (iv) the directors and officers as a group and (v) each selling stockholder. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock owned by them.

         Under the rules of the Securities and Exchange Commission, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days of February 29, 2000. Pursuant to such rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of class owned by such individual and when determining the percent owned by any group in which the individual is included. Ownership percentages less than 1.0% are marked with an asterisk.



                                            Number of Shares Owned Before Offering
                                            --------------------------------------                    No. Shares         %
                                                                                      No. Shares        Owned         Owned
                                                          Warrant      Conversion       Offered         After         After
                   Name/Group              Shares         Shares         Shares         Hereby         Offering      Offering(1)
--------------------------------------------------------------------------------------------------------------------------------
2788675 Canada Inc.                                 -               -        16,000          16,000              -      *

___________________________________
(1) Assumes conversion of Series A, B and C preferred stock into common stock



2789817 Canada Inc.                                 -               -        16,000          16,000              -      *

Ted Adams                                           -             500             -             500              -      *

Alan Andalman IRA                                   -               -        50,000          50,000              -      *

Roy Anderson III                               10,000           2,500             -           2,500         10,000      *

Roy & Louise Anderson                               -           2,500             -           2,500              -      *

Gregory & Ann Anklam                            2,000             500             -             500          2,000      *

David & Meleah Arnold                          15,000          15,088        67,260          15,088         82,260      *

Mark Ashton                                    59,053               -        32,000          11,305         79,748      *

Axiom Solutions, Inc.                          95,743               -             -          95,743              -      *

Joel Bachul                                         -               -        10,000          10,000              -      *

John G. Ballenger                              10,000           2,500             -           2,500         10,000      *

Bank Heusser & Co. Ltd.                             -           5,000             -           5,000              -      *

David Barash                                        -           1,078             -           1,078              -      *

Mark Bartholomay                                    -               -        10,000          10,000              -      *

Richard T. Bennet                              44,676           6,103             -           6,103         44,676      *

Richard Bernstein                                   -               -        25,000          25,000              -      *

Les Biller                                          -           6,036             -           6,036              -      *

Kenneth Bjerk                                       -               -        75,000          75,000              -      *

Nicholas Bluhm                                      -           5,750             -           5,750              -      *

Bob, Inc.                                      26,668          12,805        67,156          12,805         93,824      *

Donald Brattain                                     -           2,500       233,332         102,500        133,332      *

Paul Braun                                     21,424           2,787        30,000          32,787         21,424      *

Courtney Brown                                 10,533           2,523        29,276          17,523         24,809      *



Timothy Burton                                 25,936           3,542             -           3,542         25,936      *

Anthony Carideo                                     -             500             -             500              -      *

Robert Case(2)                                598,334           6,314        48,952           6,314        647,286     4.1%
815 Northwest Parkway
Eagan, Minnesota 55121

Joseph Catarious                                    -           2,500             -           2,500              -      *

Lee Chapman                                     5,500           1,250        19,868           1,250         25,368      *

Christianson Investments Co. Ltd.                   -           5,000             -           5,000              -      *

Ann M. Christianson                             2,402             599             -             599          2,402      *

Lynn A. Christianson                            2,402             599             -             599          2,402      *

Warren G. Christianson                          7,500           3,895             -           3,895          7,500      *

Warren T. A. Christianson                       2,402             599             -             599          2,402      *

Confidential Investment Services                    -               -       100,000         100,000              -      *

John Dalpee                                     5,000               -         5,000           5,000          5,000      *

Kenneth Dawkins                                66,668               -        50,000          50,000         66,668      *

David Dent                                     10,000          10,118        86,372          35,118         71,372      *

Brad deWerd                                         -             100             -             100              -      *

Robert & Rita deWerd                            1,000               -        22,000          22,000          1,000      *

Tom & Kathy deWerd                                  -             250             -             250              -      *

John & Emily Dirksen                                -             250        10,000          10,250              -      *

DRAFTCO                                             -           2,500             -           2,500              -      *

Neil Durhman                                        -          10,000             -          10,000              -      *

Mike Edwards                                   22,820               -             -           2,275         20,545      *

Paul Ehlen                                          -           2,511        15,952           2,511         15,952      *

Stanley & Carol Eilers                              -          22,618       129,136          52,618         99,136      *

Engelkes-Abels Funeral Home, Inc.               4,000           1,000        10,000          11,000          4,000      *

___________________________________
(2) Includes 598,334 issuable upon exercise of options.



Weems Estelle                                       -          22,500             -          22,500              -      *

Richard Evans                                       -             500             -             500              -      *

Kelly Farrell                                       -               -        45,200          20,000         25,200      *

Tracy Farrell                                       -               -         5,000           5,000              -      *

Lee Felicetta                                       -             500             -             500              -      *

Hohn E. Feltl                                       -             200             -             200              -      *

Four Skis Investments                          11,784           1,613             -           1,613         11,784      *

Carol M. Freeman                                2,402             599             -             599          2,402      *

Gregory Freitag(3)                            583,609           9,761        15,952           9,761        599,561     3.8%
815 Northwest Parkway
Eagan, Minnesota 55121

Jim Gahlon                                     10,063           1,169         8,248           1,169         18,311      *

James Gaines                                        -               -       350,000         350,000              -      *

Robert Gaines Jr., MD(4)                       25,001         181,783        47,852         181,783         72,853      *
815 Northwest Parkway
Eagan, Minnesota 55121

Rob Gaines                                      5,000               -             -           5,000              -      *

Robert D. Gearou                                7,500           3,125             -           3,125          7,500      *

Thomas Gearou                                  12,050           2,500             -           2,500         12,050      *

Sue Karen Getzlaff-Rall                             -               -        16,000          16,000              -      *

John Gildea                                         -               -        50,000          50,000              -      *

Robert Gjerde                                       -          10,133        71,480          10,133         71,480      *

Ronald L. Glassman                             20,000           6,103        24,672           6,103         44,672      *

Glymar Inc.                                         -             500             -             500              -      *

Gold Country Holdings                               -          16,510        93,380          16,510         93,380      *

Larry Goldsmith                                     -               -        10,000          10,000              -      *

David Goldsteen                               451,140          51,038        78,452          51,038        529,592     3.4%

___________________________________
(3) Includes 583,334 shares issuable upon exercise of options.
(4) Includes 20,001 shares issuable upon exercise of options.  Does not include 1,800,000 shares issuable upon exercise of warrants held by
    Millennium Medical Systems, LLC, which is listed elsewhere in the table.
    Dr. Gaines, as the sole member of the Millennium, has sole voting power and investment power over such shares.



Mark Goldsteen                                 72,152          12,800             -          12,800         72,152      *

Sima Griffith                                       -          38,456             -          38,456              -      *

Donald F. Hagen Revocable Trust                     -           6,071        72,824           6,071         72,824      *

Albert Hall                                         -               -        50,000          50,000              -      *

James Hansen                                    1,250          25,000             -          25,000          1,250      *

Thomas Harkness                                 5,000           2,500             -           2,500          5,000      *

Bill Hay                                        4,000             750             -             750          4,000      *

Timothy Heaney                                      -           1,000         6,924           1,000          6,924      *

Kenneth Hess                                    5,000               -             -           5,000              -      *

Julie A. Higgins                                2,402             599             -             599          2,402      *

HK Financial Corp.                             71,033          16,305        79,748          16,305        150,781      *

Bruce Hubbard                                       -             400             -             400              -      *

Richard & Diane Hubers                         41,000               -       120,000         120,000         41,000      *

Industricorp, FBO Twin City Carpenters          5,000           2,220       225,000         227,220          5,000      *

Intermed Anstalt                               13,750           2,500        22,000          24,500         13,750      *

Roland Isaacson                                14,000           9,414        46,172           9,414         60,172      *

Jon & Susan Iverson                                 -          10,579        84,956          10,579         84,956      *

Steven Johnson, MD & Jean Johnson                   -               -        10,000          10,000              -      *

Theodore Johnson                                5,000           1,250        15,000          16,250          5,000      *

Wesley Johnson                                  3,250             500             -             500          3,250      *

Jeanne M. Jungbauer                                 -           6,852        50,156           6,852         50,156      *

E. Elmer & E. Joyce Jutila                      2,000             500             -             500          2,000      *

John Jutila                                         -             500             -             500              -      *



John Kaiser                                     5,000               -             -           5,000              -      *

Judith Kaufman                                      -             750         6,960             750          6,960      *

Nassar Kazeminy 1992 GRAT                           -               -        83,332          50,000         33,332      *

Nasser Kazeminy                                 4,250               -       183,332         150,000         37,582      *

Yvonne Kazeminy 1992 GRAT                           -               -        83,332          50,000         33,332      *

Bernard Kegan                                       -             500             -             500              -      *

Michael S. Kelly                                    -             200             -             200              -      *

Curtis Kemp                                         -               -        25,000          25,000              -      *

Kessler Ashler Group LTD.                           -          10,000             -          10,000              -      *

Kurt King DDS, IRA                                  -           1,250             -           1,250              -      *

Steven King                                     5,000           1,250             -           1,250          5,000      *

John G. Kinnard & Company, Inc.                   177         685,454       159,492         685,454        159,669      *

Peter & Shelagh Klein                               -           3,035        21,412           3,035         21,412      *

Steven Kopesky                                 20,000          16,597        90,568          46,597         80,568      *

Brandon Koress                                  3,699           1,250             -           1,250          3,699      *

Stephen Korolnek Holdings Ltd.                      -               -        18,000          18,000              -      *

Kreiger Investment Co. LP                           -          14,613        93,332          14,613         93,332      *

David & Kathryn Kruskopf                        2,000             500             -             500          2,000      *

Martin Lackner                                 20,808           3,500             -           3,500         20,808      *

Lakewood Ortho Clinic-Mark Mills                2,000             500             -             500          2,000      *

Ron Laska                                      16,968               -         8,000          18,000          6,968      *

Dennis LaValle                                 90,001          96,561       464,088         161,894        488,756     3.1%

Bruce Lawin                                    14,635               -        15,000          21,783          7,852      *

Eugene & Beverly Lentsch                            -               -        50,000          50,000              -      *



Phil Levin                                      6,600               -       106,736         100,000         13,336      *

Clifford S. Lozinski                           15,996           1,188             -           1,188         15,996      *

Lawrence Lozinski                               2,524             346             -             346          2,524      *

Roberta Lozinski Trust                          8,420           1,152             -           1,152          8,420      *

Tony Lozinski                                   2,524             346             -             346          2,524      *

Victor Lozinski                                 9,260           1,267             -           1,267          9,260      *

Roger Lucas                                         -           1,250             -           1,250              -      *

Wayne Lund                                     22,000           7,500             -           7,500         22,000      *

James Lyons(5)                                393,334          97,688       562,720          97,688        956,054     6.0%
815 Northwest Parkway
Eagan, Minnesota 55121

Mark Lyons                                          -           5,353        37,760           5,353         37,760      *

Joan C. Maclin                                      -           1,055         7,444           1,055          7,444      *

Plato Marroulis                                     -           1,250             -           1,250              -      *

Jerry Mathwig                                 133,334               -        16,667          50,000        100,001      *

Victor Mavar                                    5,000           1,250             -           1,250          5,000      *

Andrea McAllister                                   -             625             -             625              -      *

Timothy McDonald                                    -             525             -             525              -      *

James McDonnell                                 7,136           1,012             -           1,012          7,136      *

Robert & Teresa McDonnell                      40,788           6,071             -           6,071         40,788      *

Timothy McDonnell                              21,412           3,035             -           3,035         21,412      *

Sally McGuire                                       -               -        58,332          25,000         33,332      *

Robert McKiel                                       -          41,542             -          41,542              -      *

Lawrence Meacham                                    -           5,794        62,620          25,794         42,620      *

David Metz                                          -             625             -             625              -      *

Millennium Medical Systems LLC                454,545       1,345,455             -       1,800,000              -      *

___________________________________
(5) Includes 113,334 shares issuable upon exercise of options.



Jonathan E. Miller                                  -           1,166         8,580           1,166          8,580      *

Steven E. Miller                               31,164               -             -           3,848         27,316      *

Minn Shares, Inc.                              17,868           2,533             -           2,533         17,868      *

David Mitchell & Connie Foote                       -          10,185        71,844          10,185         71,844      *

Clint Morrison                                 16,667               -             -          16,667              -      *

James Murphy                                    4,000           1,000             -           1,000          4,000      *

Nathan Newman                                       -             100             -             100              -      *

Vincent O'Connell                              50,000          21,965       143,480          71,965        143,480      *

Steve O'Hara                                        -             500             -             500              -      *

Okabena Partnership K                          75,000          59,922       399,484          59,922        474,484     3.0%

John & Delores Owensby                              -           4,500             -           4,500              -      *

John Pagnucco                                  10,000          39,456        10,000          59,456              -      *

Deming Payne                                        -          11,283        47,852          11,283         47,852      *

Richard Perkins(6)                            148,334           2,500             -           2,500        148,334      *
815 Northwest Parkway
Eagan, Minnesota 55121

Lawrence Perlman                                    -               -       130,000         130,000              -      *

Thomas Pierce                                       -             500             -             500              -      *

William and Judith Prain                        5,000           1,250        50,000          51,250          5,000      *

Product Design Center                         100,113               -             -         100,113              -      *

Charles Pully                                  17,100           9,772        45,680           9,772         62,780      *

Scott Punchacar                                 3,000               -             -           3,000              -      *

Joseph D. Pupel                                10,000           1,125             -           1,125         10,000      *

Pyramid Partners, L.P.                        250,000               -             -         250,000              -      *

Mary J. Rasley                                      -             599             -             599              -      *

Willard & Kathy Rehbein                        20,000           7,500        50,000          57,500         20,000      *

___________________________________
(6) Includes 73,334 shares issuable upon exercise of options.



Richfield Bank & Trust/Wiggins                  2,000             500             -             500          2,000      *

River Edge Partners, Inc.                      10,000           2,500        91,668          27,500         76,668      *

Richard S. & Sylvia Rog                             -          14,853       142,088          14,853        142,088      *

Robert & Lois Schmiege                              -           1,875         5,000           6,875              -      *

Donald Schreifels                                   -               -        15,000          15,000              -      *

John & Gloria Schweich                          2,500             625             -             625          2,500      *

Allan Sekhavat                                      -           2,500             -           2,500              -      *

Sekhavat, Ltd. Partnership                     28,000           7,000             -           7,000         28,000      *

Jerry Shaughnessy                                   -          37,206        14,108          37,206         14,108      *

R.H. Joseph Shaw                                    -           5,000             -           5,000              -      *

Franciska Shuler                                7,352           1,042             -           1,042          7,352      *

Patrick & Barbara Sidders                       3,106             300             -             300          3,106      *

Six C's Investment Group                        5,000           2,500             -           2,500          5,000      *

Special Situations Private Equity
  Fund L.P.                                         -               -     1,000,000       1,000,000              -      *

Al Steffes                                      5,000           1,250             -           1,250          5,000      *

Michael Stone                                       -              50             -              50              -      *

Douglas Strickland                                  -               -        30,000          30,000              -      *

Edward Strickland(7)                          440,834          42,315       453,628          42,315        894,462     5.6%
815 Northwest Parkway
Eagan, Minnesota 55121

Scott Strickland                               10,000           7,371       338,756         292,371         63,756      *

William R. & Catherine A. Swanson              10,000           3,841        18,156           3,841         28,156      *

Douglas V. Swanson                             18,367               -             -           2,319         16,048      *

James Swenson                                       -           2,505         8,800           2,505          8,800      *

William J. Szlaius                                  -             750         6,980             750          6,980      *

Scott Taylor                                        -             750         6,968             750          6,968      *

___________________________________
(7) Includes 110,834 shares issuable upon exercise of options.



David & Susan Thymian                               -          12,308       106,064          42,308         76,064      *

Larry & Gayla Torguson                          2,000             500         5,000           5,500          2,000      *

Marlin Torguson                                34,750          16,000       795,436         124,000        722,186     4.5%

Allen J. Tower                                      -           6,783        47,852           6,783         47,852      *

Trip Investments                                    -           1,000             -           1,000              -      *

Ben Trainer                                    10,000           3,750        50,000          53,750         10,000      *

Charles Underbrink                             16,250          31,250        22,000          53,250         16,250      *

Frank Vargas                                        -             693             -             693              -      *

Thomas M. Vertin                                    -           5,200        36,684           5,200         36,684      *

George Vitalis                                      -          17,500             -          17,500              -      *

Randall S. & Nancy B. Vollertsen                    -           4,033        28,448           4,033         28,448      *

Chris Warren                                        -           5,000             -           5,000              -      *

Larry Weaver                                        -          12,500             -          12,500              -      *

James Weinzetl                                      -           3,746        86,088          28,746         61,088      *

John White                                     10,000          10,118        61,372          10,118         71,372      *

Thomas Witty(8)                               143,334               -             -               -        143,334      *
815 Northwest Parkway
Eagan, Minnesota 55121

Jeff & Joni Zalasky                             6,658           7,946       107,148          57,946         63,806      *

Alvin Zelickson                                 2,500             625        20,000          20,625          2,500      *

Richard D. & Deborah K. Zimmerman                   -          16,958             -          16,958              -      *

All directors and executive officers
as a Group (7 persons)                      2,332,780         340,361     1,129,104         340,361      3,461,884    20.7%

-------------------------------------------------
 *   Less than 1%

___________________________________
(8) Includes 143,334 shares issuable upon exercise of options.


                            DESCRIPTION OF SECURITIES

General

         Quantech's articles of incorporation authorize the issuance of up to 75,000,000 shares, 51,252,585 shares consisting of common stock, no par value per share, 17,587,000 undesignated shares, 2,160,748 shares of Series A Convertible Preferred Stock, 2,999,667 shares of Series B Convertible Preferred Stock, and 1,000,000 shares of Series C Convertible Preferred Stock. None of the holders of any class or series of Quantech's capital stock have preemptive rights or a right to cumulative voting.

Common Stock

         As of the date of this prospectus, there were 5,759,549 shares of Quantech's common stock issued and outstanding. Quantech's board of directors may issue additional shares of common stock without the consent of the holders of common stock.

         Voting Rights. Each outstanding share of common stock is entitled to one vote except as may be otherwise required under the terms of the MBCA. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of Quantech to be elected, if they so choose.

         No Preemptive Rights. Holders of common stock are not entitled to any preemptive rights.

         Dividends and Distributions. Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefor and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, Quantech has not paid cash dividends on its common stock, and does not expect to pay such dividends in the foreseeable future.

Series A Convertible Preferred Stock

         The following description of the Series A Convertible Preferred Stock is subject to the detailed provisions contained in Quantech's articles of incorporation and Quantech's Statement of Designation for Series A Convertible Preferred Stock which have been filed as Exhibit 3.1 to the Registration Statement, of which this prospectus is a part.

         Voting Rights. Each share of Series A Convertible Preferred Stock entitles its holder to one vote for each share of common stock into which such share may be converted. Holders of common stock and Series A Convertible Preferred Stock vote as a single class on all matters submitted to Quantech's stockholders, except where the Minnesota Business Corporation Act requires separate class voting, such as with respect to voting on a merger, exchange, liquidation or amendment to Quantech's articles of incorporation which may adversely affect holders of Quantech's securities.

         Furthermore, without the affirmative vote of the holders of at least a majority of the shares of Series A Convertible Preferred Stock then outstanding, Quantech may not:

o Alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock;

o Increase the authorized number of shares of Series A Convertible Preferred Stock;
o Issue any shares of capital stock with any preference over Series A Convertible Preferred Stock as to dividends or as to distributions in the event of the liquidation, dissolution or winding up of Quantech, provided that such prohibition shall not prevent Quantech from issuing any shares which may receive distributions in such events on a pari passu basis prorated, in the event assets are insufficient to pay the original purchase price of all such securities, to the original purchase price of each; or
o        Declare a dividend on the common stock.

         Dividends. Holders of Series A Convertible Preferred Stock are not entitled to any special dividends. Any dividends paid by Quantech, which dividends are not anticipated, will be paid equally among holders of common stock and Series A Convertible Preferred Stock.

         Liquidation Preference. In the event of the liquidation, dissolution or winding up of Quantech, whether voluntary or involuntary, assets or surplus funds of Quantech shall be distributed first to the holders of Series A Convertible Preferred Stock in an amount equal to $3.00 per share, as adjusted, next, pro rata to the holders of common stock in an amount equal to the per share initial amount of paid-in capital represented by such common stock, and the remainder pro rata, according to shares owned, among the holders of Series A Convertible Preferred Stock and common stock treating the Series A Convertible Preferred Stock for these purposes on an as-if-converted basis.

         Conversion of Shares. Each share of Series A Convertible Preferred Stock is convertible, at the option of each holder, at any time into four (4) shares of Quantech's common stock, subject to proportional adjustment in the event of Quantech's payment of a stock dividend, stock split of its outstanding shares of common stock, a combination of its outstanding shares of common stock into a smaller number of shares, a capital reorganization or merger. There were 1,368,068 shares of Series A Convertible Preferred Stock outstanding as of February 29, 2000. Quantech has reserved a sufficient number of shares of its common stock for issuance upon conversion of the Shares, which number of reserved shares will be adjusted in the event of certain actions by Quantech so as to maintain a level of shares of common stock necessary to provide for the conversion of all of the Shares.

         Concurrently with the occurrence of the closing of an offering of Company securities for aggregate gross proceeds of at least $5,000,000 or the date of conversion of more than 50% of the outstanding Shares, each outstanding share of Series A Convertible Preferred Stock shall automatically convert into common stock. In addition, in the event that Quantech sells common stock, or securities convertible into common stock with a conversion price, less than $0.75 per share, then the number of shares of common stock into which the Shares may be converted will be adjusted to a number equal to the Shares per share liquidation preference divided by such sale or conversion price.

         Redemption. If at any time after November 5, 2003, Quantech receives a written request from the holders of at least 50% of the outstanding shares of Series A Convertible Preferred Stock, Quantech will redeem all of such outstanding shares by paying in cash an amount equal to the sum of the original purchase price plus a 10% return per annum.

Series B Convertible Preferred Stock

         The following description of the Series B Convertible Preferred Stock is subject to the detailed provisions contained in Quantech's articles of incorporation and Quantech's Statement of Designation for Series B Convertible Preferred Stock which have been filed as Exhibit 3.1 to the Registration Statement, of which this prospectus is a part.

         Voting Rights. Each share of Series B Convertible Preferred Stock entitles its holder to one vote for each share of common stock into which such share may be converted. Holders of common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock vote as a single class on all matters submitted to Quantech's stockholders, except where the Minnesota Business Corporation Act requires separate class voting, such as with respect to voting on a merger, exchange, liquidation or amendment to Quantech's articles of incorporation which may adversely affect holders of Quantech's securities.

         Furthermore, without the affirmative vote of the holders of at least a majority of the shares of Series B Convertible Preferred Stock then outstanding, Quantech may not:

o Alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock;
o Increase the authorized number of shares of Series B Convertible Preferred Stock;
o Issue any shares of capital stock with any preference over Series B Convertible Preferred Stock as to dividends or as to distributions in the event of the liquidation, dissolution or winding up of Quantech, provided that such prohibition shall not prevent Quantech from issuing any shares which may receive distributions in such events on a pari passu basis prorated, in the event assets are insufficient to pay the original purchase price of all such securities, to the original purchase price of each; or

         Dividends. Holders of Series B Convertible Preferred Stock are not entitled to any special dividends. Any dividends paid by Quantech, which dividends are not anticipated, will be paid equally among holders of common stock, Series A and Series B Convertible Preferred Stock.

         Liquidation Preference. In the event of the liquidation, dissolution or winding up of Quantech, whether voluntary or involuntary, assets or surplus funds of Quantech shall be distributed first to the holders of Series A Convertible Preferred Stock in an amount equal to $3.00 per share, as adjusted, second to the holders of Series B Convertible Preferred Stock in an amount equal to $1.00 per share, as adjusted, and the remainder ratably to the holders of common stock.

         Conversion of Shares. Each share of Series B Convertible Preferred Stock is convertible, at the option of each holder, at any time into one (1) share of Quantech's common stock, subject to proportional adjustment in the event of Quantech's payment of a stock dividend, stock split of its outstanding shares of common stock, a combination of its outstanding shares of common stock into a smaller number of shares, a capital reorganization or merger. Quantech has reserved a sufficient number of shares of its common stock for issuance upon conversion of the Shares, which number of reserved shares will be adjusted in the event of certain actions by Quantech so as to maintain a level of shares of common stock necessary to provide for the conversion of all of the Shares.

         Concurrently with the occurrence of the closing of an offering of Company equity securities for aggregate gross proceeds of at least $5,000,000 or at such time as at least 50% of the number of Shares have been converted into Common Stock, each outstanding share of Series B Convertible Preferred Stock shall automatically convert into common stock. In addition, in the event that Quantech sells common stock, or securities convertible into common stock with a conversion price, less than $1.00 per share, then the number of shares of common stock into which the Shares may be converted will be adjusted to a number equal to the Series B Convertible Preferred Stock per share liquidation preference divided by such sale or conversion price.

Series C Convertible Preferred Stock

         The following description of the Series C Convertible Preferred Stock is subject to the detailed provisions contained in Quantech's articles of incorporation and Quantech's Statement of Designation for Series C Convertible Preferred Stock which have been filed as Exhibit 3.1 to the Registration Statement, of which this prospectus is a part.

         Voting Rights. Each share of Series C Convertible Preferred Stock entitles its holder to one vote for each share of common stock into which such share may be converted. Holders of common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock vote as a single class on all matters submitted to Quantech's stockholders, except where the Minnesota Business Corporation Act requires separate class voting, such as with respect to voting on a merger, exchange, liquidation or amendment to Quantech's articles of incorporation which may adversely affect holders of Quantech's securities.

         Furthermore, without the affirmative vote of the holders of at least a majority of the shares of Series C Convertible Preferred Stock then outstanding, Quantech may not:

o Alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock;
o Increase the authorized number of shares of Series C Convertible Preferred Stock;
o Issue any shares of capital stock with any preference over Series C Convertible Preferred Stock as to dividends or as to distributions in the event of the liquidation, dissolution or winding up of Quantech, provided that such prohibition shall not prevent Quantech from issuing any shares which may receive distributions in such events on a pari passu basis prorated, in the event assets are insufficient to pay the original purchase price of all such securities, to the original purchase price of each; or

         Dividends. Holders of Series C Convertible Preferred Stock are not entitled to any special dividends. Any dividends paid by Quantech, which dividends are not anticipated, will be paid equally among holders of common stock, Series A, B and C Convertible Preferred Stock.

         Liquidation Preference. In the event of the liquidation, dissolution or winding up of Quantech, whether voluntary or involuntary, assets or surplus funds of Quantech shall be distributed first to the holders of Series A Convertible Preferred Stock in an amount equal to $3.00 per share, as adjusted, second to the holders of Series B Convertible Preferred Stock in an amount equal to $1.00 per share, as adjusted, third to the holders of Series C Convertible Preferred Stock in an amount equal to $1.00 per share, as adjusted, and the remainder ratably to the holders of common stock.

         Conversion of Shares. Each share of Series C Convertible Preferred Stock is convertible, at the option of each holder, at any time into one (1) share of Quantech's common stock, subject to proportional adjustment in the event of Quantech's payment of a stock dividend, stock split of its outstanding shares of common stock, a combination of its outstanding shares of common stock into a smaller number of shares, a capital reorganization or merger. Quantech has reserved a sufficient number of shares of its common stock for issuance upon conversion of the Shares, which number of reserved shares will be adjusted in the event of certain actions by Quantech so as to maintain a level of shares of common stock necessary to provide for the conversion of all of the Shares.

         Concurrently with the occurrence of the closing of an offering of Company equity securities for aggregate gross proceeds of at least $5,000,000 or at such time as at least 50% of the number of Shares have been converted into Common Stock, each outstanding share of Series B Convertible Preferred Stock shall automatically convert into common stock. In addition, in the event that Quantech sells common stock, or securities convertible into common stock with a conversion price, less than $1.00 per share, then the number of shares of common stock into which the Shares may be converted will be adjusted to a number equal to the Series C Convertible Preferred Stock per share liquidation preference divided by such sale or conversion price.

Undesignated Shares

         The board of directors of Quantech is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include, but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series, which rights and preferences may adversely affect the rights of holders of common stock. None of the undesignated shares have been designated by Quantech's board of directors.

Warrants

         Quantech currently has outstanding warrants to purchase 3,426,205 shares of common stock at exercise prices from $.75 to $14.40 per share. The shares issuable upon exercise of these warrants are part of the shares offered by this prospectus.

Transfer Agent

         StockTrans, Inc., 7 East Lancaster Ave., Ardmore, PA 19003 (800) 733-1121, is the transfer agent for Quantech's common stock.

Minnesota Business Corporation Act

         Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility and to enhance the likelihood of continuity and stability in the composition of Quantech's board of directors and in the policies formulated by the board and to discourage an unsolicited takeover of Quantech, if the board determines that such a takeover is not in the best interests of Quantech and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire Quantech which could deprive Quantech's stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

         Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisition of voting stock of Quantech (from a person other than Quantech, and other than in connection with certain mergers and exchanges to which Quantech is a party) resulting in the beneficial ownership of 20 percent or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of the stockholders of Quantech prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by Quantech within 30 days after the acquiring person has failed to give a timely information statement to Quantech or the date the stockholders voted not to grant voting rights to the acquiring person's shares.

         Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by Quantech, or any subsidiary of Quantech, with any stockholder which purchases 10 percent or more of Quantech's voting shares (an "interested stockholder") within four years following such interested stockholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the board of directors of Quantech serving before the interested stockholder's share acquisition date.

Certain Limited Liability and Indemnification Provisions

         Quantech's restated articles of incorporation, as amended, limit the personal liability of its directors. Specifically, directors of Quantech will not be personally liable to Quantech or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except to the extent that the elimination or limitation of liability is in contravention of the MBCA, as amended. This provision will generally not limit liability under state or federal securities law.

         Section 302A.521 of the MBCA provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Section 5.1 of Quantech's bylaws provides that each director, officer and employee of Quantech shall be indemnified by Quantech in accordance with, and to the fullest extent permissible by, applicable law. Quantech maintains an insurance policy covering director and officer liability.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Quantech pursuant to the foregoing provisions, Quantech has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         Quantech is registering the shares on behalf of Quantech selling stockholders. As used in this prospectus, stockholders selling Quantech common stock pursuant to this prospectus includes donees and pledgees selling shares received after the date of this prospectus from a selling stockholder named in this prospectus. Upon Quantech being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed. All costs, expenses and fees incurred in connection with the registration of the shares offered hereby will be borne by Quantech.

Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.

         Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions, including block transactions, in the over-the-counter markets, in negotiated transactions, through put or call options on the shares and through short sales of shares. Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The stockholders of Quantech selling common stock pursuant to this prospectus may effect such transactions by selling shares directly to purchasers or to or through broker-dealers as principals or agents. Such brokers-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares. The selling stockholders have advised Quantech that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Quantech has agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Quantech has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling stockholders also may resell all or a portion of the shares under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule.

         Upon Quantech being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing:

o The name of each such selling stockholder and of the participating broker-dealer(s);
o        The number of shares involved;
o        The price at which such shares were sold;
o The commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
o That such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
o        Other facts material to the transaction.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for Quantech by Fredrikson & Byron, P.A.

                                     EXPERTS

         The financial statements of Quantech as of June 30, 1998 and 1999 and for the years ended June 30, 1998 and 1999, included in this prospectus and Registration Statement of which this prospectus is a part, have been audited by McGladrey & Pullen, LLP, independent accountants, as set forth in their report on such financial statements, and are included in this prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         Quantech files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission
("Commission"). You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission.

         Quantech has filed a Registration Statement on Form SB-2 with the Commission. This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Quantech, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the Commission's public reference room at 450 N.W. Fifth Street, N.W., Washington, D.C., 20549 and at the Commission's regional offices at CitiCorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Quantech's Commission filings and the Registration Statement can also be reviewed by accessing the Commission's Internet web site at http://www.sec.gov.

                                  QUANTECH LTD.
                              FINANCIAL STATEMENTS

                                    CONTENTS


         INDEPENDENT AUDITOR'S REPORT                                    F-2

         FINANCIAL STATEMENTS

                  Balance sheets as of June 30, 1998 and 1999, and
                    December 31, 1999 (unaudited)                     F-3 - F-4

                  Statements of operations for the years ended
                    June 30, 1998 and 1999, the six months ended
                    December 31, 1998 and 1999 (unaudited) and
                    the period from September 30, 1991 (date of
                    inception) to December 31, 1999 (unaudited)          F5

                  Statements of stockholders' equity (deficit) for the
                    period from September 30, 1991 (date of inception)
                    to December 31, 1999 (unaudited)                 F6 - F15

                  Statements of cash flows for the years ended
                    June 30, 1998 and 1999, the six months ended
                    December 31, 1998 and 1999 (unaudited) and the
                    period from September 30, 1991 (date of inception)
                    to December 31, 1999 (unaudited)                 F16 - F18

                  Notes to Financial Statements                      F19 - F34

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and the Board of Directors
Quantech Ltd.
St. Paul, Minnesota

We have audited the accompanying balance sheets of Quantech Ltd. (A Development Stage Company) as of June 30, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended June 30, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quantech Ltd. (A Development Stage Company) as of June 30, 1998 and 1999, and the results of its operations and its cash flows for the years ended June 30, 1998 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company which has suffered significant losses from operations, requires significant additional financing, and ultimately needs to continue development of its product, obtain FDA approval, generate revenues, and successfully attain profitable operations to realize the value of its license agreement and remain a going concern. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 /S/ McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
July 14, 1999

QUANTECH LTD. (A Development Stage Company)

BALANCE SHEETS


                                                           June 30,         June 30,        December 31,
ASSETS                                                       1998             1999              1999
----------------------------------------------------------------------------------------------------------
                                                                                            (Unaudited)
Current Assets
     Cash and cash equivalents                          $       46,135   $       436,223   $      244,165
     Prepaid expenses:
         Product development expense (Note 4)                  115,000            57,500                -
         Other                                                  42,044            36,037           36,167
                                                        --------------------------------------------------
                    Total current assets                       203,179           529,760          280,332
                                                        --------------------------------------------------




Property and Equipment
     Equipment                                                 366,493           427,508          465,421
     Leasehold improvements                                     15,000            15,000           15,000
                                                        --------------------------------------------------
                                                               381,493           442,508          480,421

     Less accumulated depreciation                             202,201           276,295          318,067
                                                        --------------------------------------------------
                                                               179,292           166,213          162,354
                                                        --------------------------------------------------



Other Assets
     License agreement, at cost, less accumulated
         amortization (Note 4)                               2,735,807         2,409,180        2,245,867
     Prepaid product development expense, less
         current portion (Note 4)                               57,500                 -                -
     Patents                                                     9,029            13,045           13,045
                                                        --------------------------------------------------
                                                             2,802,336         2,422,225        2,258,912
                                                        --------------------------------------------------
                                                        $    3,184,807   $     3,118,198   $    2,701,598
                                                        ==================================================

See Notes to Financial Statements.




LIABILITIES AND STOCKHOLDERS'                              June 30,         June 30,        December 31,
     EQUITY (DEFICIT)                                        1998             1999              1999
----------------------------------------------------------------------------------------------------------
                                                                                            (Unaudited)
Current Liabilities
     Short-term debt (Note 3)                           $    3,112,818   $       746,000   $      750,000
     Accounts payable                                           97,333           111,858          634,261
     Accrued expenses:
         Minimum royalty commitment (Note 4)                    75,000            75,000          150,000
         Spectrum Diagnostics, Inc. obligations                 19,846                 -                -
         Payroll and vacation                                  103,157           120,300          139,677
         Interest                                               48,594             3,100            5,000
                                                        --------------------------------------------------
                    Total current liabilities                3,456,748         1,056,258        1,678,938
                                                        --------------------------------------------------

Redeemable Series A Preferred Stock, authorized
  2,391,901 shares; issued and outstanding -0-,
  1,697,707 and 1,617,234 shares at June 30, 1998;
  and 1999, and December 31, 1999; redeemable
  after November 5, 2003, at $5,413,507
  (Notes 6 and 9)                                                    -         5,113,142        5,134,827
                                                        --------------------------------------------------

Commitments and Contingencies (Notes 4, 5, and 8)

Stockholders' Equity (Deficit) (Notes 2, 3, 6, 7, and 9)
     Series B Preferred Stock, no par value; authorized
         2,966,667 shares; outstanding -0-, 623,334 and
         1,961,667 shares at June 30, 1998 and 1999,
         and December 31, 1999, respectively                         -           891,500        1,845,318
     Common stock, no par value; authorized
         50,141,432 shares; outstanding 2,565,040
         2,741,534 and 3,551,304 shares at June 30,
         1998 and 1999, and December 31, 1999,
         respectively                                       16,308,438        16,498,837       17,290,256
     Subscriptions receivable                                        -           (60,000)         (35,000)
     Additional paid-in capital                              1,476,669         2,342,745        2,868,895
     Deficit accumulated during the development stage      (18,057,048)      (22,724,284)     (26,081,636)
                                                        --------------------------------------------------
                                                              (271,941)       (3,051,202)      (4,112,167)
                                                        --------------------------------------------------
                                                        $    3,184,807   $     3,118,198   $    2,701,598
                                                        ==================================================


QUANTECH LTD. (A Development Stage Company)

STATEMENTS OF OPERATIONS


                                                                                                         September 30,
                                                                                Six Months Ended         1001 (Date of
                                                Years Ended June 30               December 31            Inception) to
                                             ---------------------------   ---------------------------   December 31,
                                                1998           1999             1998         1999           1999
---------------------------------------------------------------------------------------------------------------------
                                                                                  (Unaudited)            (Unaudited)
Interest income                              $    12,435    $     1,886    $     1,068    $     1,810    $   186,912
                                             ------------------------------------------------------------------------
Expenses:
    General and administrative                 1,221,196      1,593,451        931,641      1,324,216     12,079,451
    Research and development                   1,608,361      1,815,727        974,645      1,231,217      9,301,010
    Minimum royalty expense (Note 4)             112,500        150,000         75,000         75,000      1,300,000
    Losses resulting from transactions with
      Spectrum Diagnostics, Inc.                       -              -              -              -         556,150
    Net exchange gain                                  -              -              -              -         (67,172)
    Interest                                     719,126        732,524        714,982         25,776       1,976,141
                                             ------------------------------------------------------------------------
                                               3,661,183      4,291,702      2,696,268      2,656,209      25,145,580
                                             ------------------------------------------------------------------------
             Loss before income taxes         (3,648,748)    (4,289,816)    (2,695,200)    (2,654,399)    (24,958,668)

Income taxes (Note 8)                                  -              -              -              -          42,595
                                             ------------------------------------------------------------------------
             Net loss                        $(3,648,748)   $(4,289,816)   $(2,695,200)   $(2,654,399)   $(25,001,263)
                                             ========================================================================
Net loss attributable to common stockholders:
    Net loss                                 $(3,648,748)   $(4,289,816)   $(2,695,200)   $(2,654,399)
    Preferred stock accretion                          -       (377,420)       (90,785)      (263,103)
    Beneficial conversion feature of preferred stock   -              -              -       (439,850)
                                             ---------------------------------------------------------
             Net loss attributable to common
               stockholders                  $(3,648,748)   $(4,667,236)   $(2,785,985)   $(3,357,352)
                                             =========================================================
Loss per basic and diluted common share      $     (1.45)   $     (1.75)   $     (1.06)   $     (1.04)
                                             =========================================================
Weighted-average common shares outstanding     2,523,975      2,673,812      2,620,475      3,228,137
                                             =========================================================

See Notes to Financial Statements.


QUANTECH LTD. (A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                   Series B Preferred Stock               Common Stock
                                                 ------------------------------  -------------------------------
                                                 Shares Issued      Amount       Shares Issued       Amount
----------------------------------------------------------------------------------------------------------------
Balance, at inception                                        -   $           -               -    $           -
     Net loss                                                -               -               -                -
     Common stock transactions:
         Common stock issued, October 1991                   -               -         160,000        3,154,574
         Common stock issued, November 1991                  -               -          30,000          611,746
         Common stock issuance costs                         -               -               -                -
     Cumulative translation adjustment                       -               -               -                -
                                                 ---------------------------------------------------------------
Balance, December 31, 1991                                   -               -         190,000        3,766,320
     Net loss                                                -               -               -                -
     Common stock transactions:
         Common stock issued, September 1992                 -               -          35,000          699,033
         Common stock issuance costs                         -               -               -                -
         8,000 shares of common stock to be issued           -               -               -                -
     Officer advances, net                                   -               -               -                -
     Cumulative translation adjustment                       -               -               -                -
     Elimination of cumulative translation adjustment        -               -               -                -
                                                 ---------------------------------------------------------------
Balance, December 31, 1992                                   -               -         225,000        4,465,353
     Net loss                                                -               -               -                -
     Common stock transactions:
         Common stock issued, January 1993                   -               -           8,000            1,600
         Common stock issued, April 1993                     -               -           1,500              300
         Change in common stock par value resulting
            from merger                                      -               -               -       (4,420,353)
     Repayments                                              -               -               -                -
                                                 ---------------------------------------------------------------
Balance, June 30, 1993                                       -               -         234,500           46,900
     Net loss                                                -               -               -                -
     12,000 shares of common stock to be issued              -               -               -                -
     Repayments                                              -               -               -                -
                                                 ---------------------------------------------------------------
Balance, June 30, 1994                                       -               -         234,500           46,900
     Net loss                                                -               -               -                -
     Common stock issued, June 1995                          -               -         107,500           21,500
     Warrants issued for services                            -               -               -                -
                                                 ---------------------------------------------------------------

                                                  (Continued)


                                                                      Deficit
                                                                    Accumulated     Accumulated
  Additional      Common Stock                                      During the         Other
    Paid-In       Paid for, but   Subscriptions      Due From       Development    Comprehensive
    Capital        Not Issued      Receivable        Officers          Stage          Income
-------------------------------------------------------------------------------------------------
$             -   $           -   $           -    $           -   $           -   $           -
              -               -               -                -        (594,620)              -

              -               -               -                -               -               -
      1,788,254               -               -                -               -               -
       (889,849)              -               -                -               -               -
              -               -               -                -               -         387,754
-------------------------------------------------------------------------------------------------
        898,405               -               -                -        (594,620)        387,754
              -               -               -                -      (2,880,988)              -

        875,967               -         (53,689)               -               -               -
       (312,755)              -               -                -               -               -
              -         120,000               -                -               -               -
              -               -               -          (27,433)              -               -
              -               -               -                -               -        (209,099)
              -               -               -                -               -        (178,655)
-------------------------------------------------------------------------------------------------
      1,461,617         120,000         (53,689)         (27,433)     (3,475,608)              -
              -               -               -                -        (996,089)              -

        118,400        (120,000)              -                -               -               -
         11,700               -               -                -               -               -

      4,420,353               -               -                -               -               -
              -               -               -            5,137               -               -
-------------------------------------------------------------------------------------------------
      6,012,070               -         (53,689)         (22,296)     (4,471,697)              -
              -               -               -                -      (1,543,888)              -
              -          30,000               -                -               -               -
              -               -          53,689           22,296               -               -
-------------------------------------------------------------------------------------------------
      6,012,070          30,000               -                -      (6,015,585)              -
              -               -               -                -      (2,070,292)              -
        276,068         (30,000)        (20,000)               -               -               -
         40,200               -               -                -               -               -
-------------------------------------------------------------------------------------------------

                                      F-7

QUANTECH LTD. (A Development Stage Company)


                                                   Series B Preferred Stock               Common Stock
                                                 ------------------------------  -------------------------------
                                                 Shares Issued      Amount       Shares Issued       Amount
----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                                       -               -         342,000           68,400
     Net loss                                                -               -               -                -
     Common stock issued, net of issuance costs of
         $848,877:
         July 1995                                           -               -         308,000           61,600
         August 1995                                         -               -          35,880            7,176
         September 1995                                      -               -         690,364          138,073
         November 1995                                       -               -          94,892           18,978
         December 1995                                       -               -         560,857          112,172
         May 1996                                            -               -         313,750           62,750
         June 1996                                           -               -             252               51
     Payment received on subscription receivable             -               -            (960)            (192)
     Compensation expense recorded on stock options          -               -               -                -
                                                 ---------------------------------------------------------------
Balance, June 30, 1996                                       -               -       2,345,035          469,008
     Net loss                                                -               -               -                -
     Stock offering costs                                    -               -               -                -
     Common stock issued upon exercise of options
         and warrants:
         September 1996                                      -               -             500              100
         October 1996                                        -               -           8,500            1,700
         November 1996                                       -               -             750              150
         December 1996                                       -               -          13,500            2,700
         January 1997                                        -               -           1,000              200
         February 1997                                       -               -           7,500            1,500
         March 1997                                          -               -           7,000            1,400
     Payments received on subscription receivable            -               -               -                -
     Compensation expense recorded on stock options          -               -               -                -
     Common stock issued, June 1997                          -               -          18,250            3,650
     Warrants issued with notes payable                      -               -               -                -
                                                 ---------------------------------------------------------------
Balance, June 30, 1997                                       -               -       2,402,035          480,408
     Net loss                                                -               -               -                -
     Conversion of common stock from par value to
         no par value                                        -               -               -       15,392,446

                                                  (Continued)


                                                                      Deficit
                                                                    Accumulated     Accumulated
  Additional      Common Stock                                      During the         Other
    Paid-In       Paid for, but   Subscriptions      Due From       Development    Comprehensive
    Capital        Not Issued      Receivable        Officers          Stage          Income
-------------------------------------------------------------------------------------------------
      6,328,338               -         (20,000)               -      (8,085,877)              -
              -               -               -                -      (2,396,963)              -


      1,304,450               -               -                -               -               -
        161,460               -               -                -               -               -
      2,370,389               -               -                -               -               -
        425,482               -               -                -               -               -
      1,292,473               -               -                -               -               -
      3,300,422               -               -                -               -               -
          3,650               -               -                -               -               -
        (14,808)              -          20,000                -               -               -
        125,000               -               -                -               -               -
-------------------------------------------------------------------------------------------------
     15,296,856               -               -                -     (10,482,840)              -
              -               -               -                -      (3,925,460)              -
        (12,310)              -               -                -               -               -


          2,400               -               -                -               -               -
         40,800               -               -                -               -               -
          3,600               -               -                -               -               -
         64,800               -         (57,500)               -               -               -
          4,800               -               -                -               -               -
         17,250               -               -                -               -               -
         33,600               -               -                -               -               -
              -               -          57,500                -               -               -
         48,000               -               -                -               -               -
        105,850               -               -                -               -               -
            371               -               -                -               -               -
-------------------------------------------------------------------------------------------------
     15,606,017               -               -                -     (14,408,300)              -
              -               -               -                -      (3,648,748)              -

    (15,392,446)              -               -                -               -               -


QUANTECH LTD. (A Development Stage Company)



                                                   Series B Preferred Stock               Common Stock
                                                 ------------------------------  -------------------------------
                                                 Shares Issued      Amount       Shares Issued       Amount
----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1997 (continued)
     Common stock issued for license agreement:
         September 1997                                      -               -         150,000          390,000
     Common stock issued for equipment and services
         received:
         March 1998                                          -               -          13,078           45,584
     Warrants issued for services received:
         March 1998                                          -               -               -                -
         April 1998                                          -               -               -                -
     Warrants issued with notes payable                      -               -               -                -
     Amount attributable to value of debt conversion
         feature                                             -               -               -                -
     Warrants issued for license agreement:
         December 1997                                       -               -               -                -
     Compensation expense recorded on stock options          -               -               -                -
     Adjustment of fractional shares due to 1-for-20
         reverse stock split                                 -               -             (73)               -
                                                 ---------------------------------------------------------------
Balance, June 30, 1998                                       -               -       2,565,040       16,308,438
     Net loss                                                -               -               -                -
     Warrants issued with notes payable                      -               -               -                -
     Common stock issued upon conversion of notes
         payable:
         July 1998                                           -               -           2,000            7,060
         September 1998                                      -               -           3,400           12,002
         October 1998                                        -               -          25,000           18,750
     Common stock issued upon exercise of warrant:
         August 1998                                         -               -           2,045            5,114
     Common stock issued for equipment and services
         received:
         July 1998                                           -               -           5,714           20,000
         August 1998                                         -               -           9,196           27,589
         September 1998                                      -               -          12,557           11,318
         December 1998                                       -               -           6,078            5,688

                                                  (Continued)



                                                                      Deficit
                                                                    Accumulated     Accumulated
  Additional      Common Stock                                      During the         Other
    Paid-In       Paid for, but   Subscriptions      Due From       Development    Comprehensive
    Capital        Not Issued      Receivable        Officers          Stage          Income
-------------------------------------------------------------------------------------------------

              -               -               -                -               -               -


              -               -               -                -               -               -

         15,215               -               -                -               -               -
            500               -               -                -               -               -
            939               -               -                -               -               -

        988,444               -               -                -               -               -

        230,000               -               -                -               -               -
         28,000               -               -                -               -               -

              -               -               -                -               -               -
-------------------------------------------------------------------------------------------------
      1,476,669               -               -                -     (18,057,048)              -
              -               -               -                -      (4,289,816)              -
             76               -               -                -               -               -


              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -

              -               -               -                -               -               -


              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -



QUANTECH LTD. (A Development Stage Company)


                                                   Series B Preferred Stock               Common Stock
                                                 ------------------------------  -------------------------------
                                                 Shares Issued      Amount       Shares Issued       Amount
----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1998 (continued)
     Stock options issued for services:
         October 1998                                        -               -               -                -
     Common stock issued upon conversion of Series A
         Preferred Stock:
         November 1998                                       -               -          74,052           55,539
         January 1999                                        -               -          15,952           11,964
         March 1999                                          -               -             500              375
         April 1999                                          -               -          20,000           15,000
     Warrants issued for acquisition of engineering
         development agreement:
         November 1998                                       -               -               -                -
     Compensation expense recorded on stock options          -               -               -                -
     Warrants issued in conjunction with Series A
         Preferred Stock                                     -               -               -                -
     Accretion to redemption value of Series A
         redeemable Preferred Stock                          -               -               -                -
     Issuance of Series B Preferred Stock              623,334         891,500               -                -
                                                 ---------------------------------------------------------------
Balance, June 30, 1999                                 623,334   $     891,500       2,741,534    $  16,498,837
     Net loss (unaudited)                                    -               -               -                -
     Series B Preferred Stock issued (unaudited):
         July 1999                                     216,666         291,829               -                -
         August 1999                                    86,667         116,989               -                -
         September 1999                                 16,667          22,500               -                -
         October 1999 - adjust price to $1.00 (Note 6) 471,666               -               -                -
         November 1999                                 100,000         100,000               -                -
         December 1999                                 480,000         472,500               -                -
     Beneficial conversion expense on Series B
         Preferred Stock (unaudited)                         -               -               -                -
     Common stock issued upon conversion of preferred
         stock (unaudited):
         July 1999                                           -               -          32,000           24,000
         August 1999                                   (33,333)        (50,000)        179,121          159,341
         September 1999                                      -               -          80,852           60,639
         October 1999                                        -               -          50,000           37,500
         December 1999                                       -               -          13,252            9,939

                                                  (Continued)


                                                                      Deficit
                                                                    Accumulated     Accumulated
  Additional      Common Stock                                      During the         Other
    Paid-In       Paid for, but   Subscriptions      Due From       Development    Comprehensive
    Capital        Not Issued      Receivable        Officers          Stage          Income
-------------------------------------------------------------------------------------------------

         42,000               -               -                -               -               -


              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -


        554,000               -               -                -               -               -
         43,000               -               -                -               -               -

        227,000               -               -                -               -               -

              -               -               -                -        (377,420)              -
              -               -         (60,000)               -               -               -
-------------------------------------------------------------------------------------------------
$     2,342,745   $           -   $     (60,000)   $           -   $ (22,724,284)  $           -
              -               -               -                -      (2,654,399)              -

              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -         (20,000)               -               -               -
              -               -               -                -               -               -

        439,850               -               -                -        (439,850)              -


              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -
              -               -               -                -               -               -


QUANTECH LTD. (A Development Stage Company)




                                                   Series B Preferred Stock               Common Stock
                                                 ------------------------------  -------------------------------
                                                 Shares Issued      Amount       Shares Issued       Amount
----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999 (continued)
     Common stock issued upon exercise of warrant,
         September 1999 (unaudited)                          -               -         454,545          500,000
     Warrants issued (unaudited):
         September 1999                                      -               -               -                -
         November 1999                                       -               -               -                -
     Compensation recorded on stock options (unaudited)      -               -               -                -
     Payments received on subscriptions receivable
         (unaudited)                                         -               -               -                -
     Accretion to redemption value of Series A
         redeemable Preferred Stock (unaudited)              -               -               -                -
                                                 ---------------------------------------------------------------
Balance December 31, 1999                            1,961,667   $   1,845,318       3,551,304    $  17,290,256
                                                 ===============================================================

See Notes to Financial Statements.




                                                                      Deficit
                                                                    Accumulated     Accumulated
  Additional      Common Stock                                      During the         Other
    Paid-In       Paid for, but   Subscriptions      Due From       Development    Comprehensive
    Capital        Not Issued      Receivable        Officers          Stage          Income
-------------------------------------------------------------------------------------------------

              -               -               -                -               -               -
         10,000               -         (10,000)               -               -               -
         15,000               -         (15,000)               -               -               -
         61,300               -               -                -               -               -

              -               -          70,000                -               -               -

              -               -               -                -        (263,103)              -
-------------------------------------------------------------------------------------------------
$     2,868,895   $           -   $     (35,000)   $           -   $ (26,081,636)  $           -
=================================================================================================


QUANTECH LTD. (A Development Stage Company)

STATEMENTS OF CASH FLOWS



                                                                                                            September 30,
                                                                                   Six Months Ended         1991 (Date of
                                                   Years Ended June 30               December 31            Inception) to
                                               ----------------------------   ---------------------------   December 31,
                                                   1998           1999             1998         1999           1999
------------------------------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)            (Unaudited)
Cash Flows From Operating Activities
    Net loss                                   $ (3,648,748)   $(4,289,816)   $(2,695,200)   $(2,654,399)  $(25,001,263)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
      Elimination of cumulative translation adjustment    -              -              -              -       (178,655)
      Depreciation                                   62,934         74,094         17,758         41,772        364,421
      Amortization                                  379,727        441,627         81,655        220,814      2,398,785
      Noncash compensation services and interest    787,429      1,403,241        597,595         61,300      2,789,220
      Losses resulting from transactions with Spectrum
        Diagnostics, Inc.                                 -              -              -              -        556,150
      Write-down of investment                            -              -              -              -         67,500
      Changes in assets and liabilities, net of effects
        from purchase of Spectrum Diagnostics, Inc.:
        Decrease in prepaid expenses                  1,062          6,007          7,239           (130)        47,925
        Increase (decrease) in accounts payable     (10,128)        14,524        124,543        522,403        626,038
        Increase (decrease) in accrued expenses     (48,607)       (48,197)       179,872         96,277        568,801
                                               -------------------------------------------------------------------------
           Net cash used in operating activities (2,476,331)    (2,398,520)    (1,686,538)    (1,711,963)   (17,761,078)
                                               -------------------------------------------------------------------------
Cash Flows From Investing Activities
    Purchase of property and equipment              (16,713)       (61,015)        (8,457)       (37,913)      (537,179)
    Proceeds on disposition of property                   -              -              -              -         37,375
    Organization expenses                                 -              -              -              -        (97,547)
    Patent expenses                                    (134)        (4,016)        (4,016)             -        (13,045)
    Officer advances, net                                 -              -              -              -       (109,462)
    Purchase of investment                                -              -              -              -       (225,000)
    Purchase of license agreement                         -              -              -              -     (1,950,000)
    Advances to Spectrum Diagnostics, Inc.                -              -              -              -       (320,297)
    Prepaid securities issuance costs                     -              -              -              -       (101,643)
    Purchase of Spectrum Diagnostics, Inc., net of
      cash and cash equivalents acquired                  -              -              -              -     (1,204,500)
                                               -------------------------------------------------------------------------
           Net cash used in investing activities    (16,847)       (65,031)       (12,473)       (37,913)    (4,521,298)
                                               -------------------------------------------------------------------------
Cash Flows From Financing Activities
    Net proceeds from the sale of common stock and
      warrants                                            -              -              -        525,000     13,405,797
    Net proceeds from sale of Series A Preferred Stock    -      1,523,909              -              -      1,523,909
    Net proceeds from sale of Series B Preferred Stock    -        831,500              -      1,003,818      1,835,318
    Proceeds from debt obligations                1,820,420        498,230        502,230          4,000      6,051,085
    Payments received on stock subscriptions
      receivable                                          -              -              -         25,000         30,000
    Payments on debt obligations                          -              -              -              -       (522,810)
                                               -------------------------------------------------------------------------
           Net cash provided by
               financing activities               1,820,420      2,853,639        502,230      1,557,818     22,323,299
                                               -------------------------------------------------------------------------

                                              (Continued)


QUANTECH LTD. (A Development Stage Company)



                                                                                                            September 30,
                                                                                   Six Months Ended         1991 (Date of
                                                   Years Ended June 30               December 31            Inception) to
                                               ----------------------------   ---------------------------   December 31,
                                                   1998           1999             1998         1999           1999
------------------------------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)            (Unaudited)
Effect of Exchange Rate Changes on Cash                   -              -              -              -        203,242
                                               -------------------------------------------------------------------------
       Net increase (decrease) in cash and cash
               equivalents                         (672,758)       390,088     (1,196,781)      (192,058)       244,165

Cash and Cash Equivalents
    Beginning                                       718,893         46,135         46,135        436,223              -
                                               -------------------------------------------------------------------------
    Ending                                     $     46,135    $   436,223    $(1,150,646)   $   244,165    $   244,165
                                               =========================================================================

Cash Payments for Interest                     $     20,374    $    46,795    $    68,120    $    77,470    $   284,735
                                               =========================================================================
Supplemental Schedule of Noncash Investing and
    Financing Activities
    Issuance of debt obligations for services,
      accounts payable, and accrued interest   $    219,300    $         -    $         -    $         -    $   259,500
    Issuance of debt for acquisition of license     550,000              -              -              -        550,000
    Issuance of warrants in connection with:
      Product development                           230,000              -              -              -        230,000
      Acquisition of sublicense agreement               165              -              -              -            165
      Issuance of convertible debt                      451             76              -              -            527
      Guarantee of debt                              15,716              -              -              -         15,716
      Acquisition of engineering development
        agreement                                         -        554,000        554,000              -        554,000
      Series A preferred stock sales and exchange
        for debt                                          -        227,000        227,000              -        227,000
    Amount attributable to value of beneficial debt
      conversion feature                            988,444        546,902        546,902              -      1,535,346
    Amount attributable to value of beneficial
      conversion feature of Series B preferred stock      -              -              -        439,850        439,850
    Capital expenditures included in accounts payable 6,667              -              -              -          6,667
    Advances to Spectrum Diagnostics, Inc.                -              -              -              -         20,000
    Prepaid security issuance costs (acquired from
      Spectrum Diagnostics, Inc.) ultimately used to
      reduce proceeds from the sale of common stock       -              -              -              -         58,830
    Due from Ital-American Securities, Inc.               -              -              -              -       (674,374)
    Stock issuance costs to be paid                       -              -              -              -        237,201
    Subscriptions receivable offset by accrued
      compensation                                        -              -              -              -         53,689
    Officer advances offset by accrued compensation       -              -              -              -        109,462
    Issuance of options and warrants for compensation
      and services                                   45,203         85,000         42,000         61,300        281,503
    Series A preferred stock issued for debt obligations  -      3,521,692      3,374,136              -      3,521,692
    Accretion to redemption value of Series A redeemable
      preferred stock                                     -        377,420         90,785        263,103        640,523
                                               =========================================================================

                                              (Continued)


QUANTECH LTD. (A Development Stage Company)


                                                                                                            September 30,
                                                                                   Six Months Ended         1991 (Date of
                                                   Years Ended June 30               December 31            Inception) to
                                               ----------------------------   ---------------------------   December 31,
                                                   1998           1999             1998         1999           1999
------------------------------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)            (Unaudited)
Supplemental Schedule of Noncash Investing and
    Financing Activities (Continued)
    Acquisition of Spectrum Diagnostics, Inc.:
      Fair value of other assets acquired, principally
        the license agreement                  $          -    $         -    $         -    $         -    $ 1,489,500
      Liabilities assumed                                 -              -              -              -       (285,000)
                                               -------------------------------------------------------------------------
        Cash purchase price paid, less $5,199
            cash acquired                      $          -    $         -    $         -    $         -    $ 1,204,500
                                               =========================================================================
    Common stock issued for:
      Services, equipment, and interest        $     45,584    $    64,595    $    64,595    $         -    $   384,229
      Exercise of warrant                                 -          5,114          5,114        500,000      5,005,114
      Acquisition of license agreement              390,000              -              -              -        390,000
      Subscriptions receivable                            -              -              -              -          5,000
      Debt obligations                                    -         37,812         37,812              -      2,355,937
      Accounts payable                                    -              -              -              -         40,000
      Accrued expenses                                    -              -              -              -        360,394
      Series A Preferred Stock                            -         82,878         55,539        241,419        324,297
      Series B Preferred Stock                            -              -              -         50,000         50,000
                                               -------------------------------------------------------------------------
                                               $    435,584    $   190,399    $   163,060    $   791,419    $ 8,914,971
                                               =========================================================================

See Notes to Financial Statements.


QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 1.  Nature of Business and Significant Accounting Policies

Nature of business: Quantech Ltd. (Quantech or the Company) was formed under the laws of the state of Minnesota for the purpose of effecting the change in domicile of Spectrum Diagnostics S.p.A (SDS) from Italy to the state of Minnesota through a merger with SDS on April 14, 1993. The merger was accounted for as if it were a pooling of interests.

The Company had no operations prior to the merger and is continuing the business of SDS to commercialize the Surface Plasmon Resonance (SPR) technology. Commercialization will consist of developing and introducing an instrument which will run various tests capable of diagnosing various human health conditions and which the Company intends to market to the world medical diagnostic industry.

On December 7, 1999, the company formed HTS BioSystems, Inc. (HTS), an 80 percent owned subsidiary with PE Corp (PE). HTS will focus on promoting the non-medical use of the SPR technology. In conjunction with this formation, PE provided HTS with

o a sub-license to all of its rights to the Company's SPR non-medical technology (see Note 4),
o        a license for non-medical use of the PE High Density Technology,
o        one of PE's SPR breadboard instruments, and
o        the PE breadboard for the PE High Density Technology.

The Company is required to provide HTS with office space, management support, technical assistance and any other needs required by HTS until HTS is funded in a manner adequate to support its own operations.

HTS will owe to PE:

o a 4 percent royalty on products using only SPR other than those for use in the food and beverages, chemical and industrial and environmental testing markets,
o        a 4 percent royalty on products using only the PE High Density
         Technology, and
o        a 6 percent royalty on products using both technologies.

No minimum royalties, or royalties on the first $3,000,000 of sales, are required to be paid.

HTS will owe the Company:

o 15 percent of any royalties paid to PE by HTS for products which incorporates the Company's SPR technology, and
o 8 percent royalty on products using its SPR technology sold to the food and beverages, chemical and industrial and environmental testing markets.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------
Note 1.  Nature of Business and Significant Accounting Policies (Continued)

In the event that HTS does not seek to commercialize the SPR or PE High Density Technology, then the rights revert back to PE. PE also has a five-year right of first negotiation in the event that HTS wishes to license or sell any of its technology licensed from PE.

As of December 31, 1999 HTS had no operations.

A summary of the Company's significant accounting policies follows:

Cash equivalents: The Company maintains its cash in bank deposit and money market accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Fair value of financial instruments: The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments:

Cash and cash equivalents: The carrying amount approximates fair value because of the nature or short maturity of those instruments.

Short-term debt: The fair value of the Company's short-term debt is estimated based on interest rates for the same or similar debt having the same or similar remaining maturities with similar risk and collateral requirements. The recorded value of short-term debt approximates its fair value.

Prepaid product development expense: Prepaid product development expense arose from the valuation of warrants issued to a licensee in return for technical assistance to be rendered to the Company by the licensee over a period of approximately two years via a technology and development agreement. The expense is being recognized over this period (see Note 4).

Other assets: The license agreement is being amortized using the straight-line method over the remaining life of the underlying patents of 15 years (see Note
4). Costs of obtaining additional patents are capitalized and will be amortized over their useful lives.

The Company reviews its intangible assets periodically to determine potential impairment by comparing the carrying value of the intangibles with expected future net cash flows. Though the Company has had no sales to date nor an established market for its product, it has performed market studies to determine potential size of the market and expected acceptance of its product. This has been the basis for the Company's expected future net cash flows. Should the sum of the expected future net cash flows be less than the carrying value, the Company would determine whether an impairment loss should be recognized. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the intangible. Fair value would be determined based on estimated expected future discounted cash flows or appraised value. To date, management has determined that no impairment of intangible assets exists.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Notes 1.  Nature of Business and Significant Accounting Policies (Continued)

Property and equipment: Property and equipment are stated at cost. Depreciation is computed by the straight-line method over five years, or the life of the related lease, whichever is less.

Debt discount attributable to value of conversion feature: The Company has allocated a portion of the proceeds of its debt to a beneficial conversion feature, measured by the intrinsic value of that feature. This amount was amortized to interest expense using the straight-line method over the term of the debt based on the expected conversion date of September 30, 1998 (see Note
3). This debt was immediately convertible, with a conversion price of the lesser of $3.53 per share or 80 percent of the average trading price for 20 consecutive days before a) a financing, sale, merger, or licensing transaction occurred or
b) the maturity date of September 30, 1998. The Company determined the discount should be amortized over the period from date of issuance to September 30, 1998, for the following reasons:

o The Company's history with these types of securities had shown that the debt holders do not convert until the maturity date;
o No additional financing arrangement was expected to occur before the maturity date;
o If no additional financing arrangement occurred before the maturity date, the conversion rate at September 30, 1998, would likely be more favorable to the debt holders; and
o By not converting, the debt holders would be in a senior secured position in the event the Company had significant adverse financial circumstances prior to September 30, 1998.

Substantially all of the notes were converted to preferred stock after September 30, 1998. The remaining debt holders elected to convert their instruments to common stock prior to the expected conversion date, and the unamortized portion of the discount related to their converted debt was charged to interest expense in the period of conversion.

Income taxes: Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Research and development: The Company contracts with certain outside parties for the design and development of its products in addition to conducting its own research and development. Research and development costs are charged to expense as incurred.

Basic and diluted net loss per share: Basic per share amounts are computed, generally, by dividing net income or loss by the weighted-average number of common shares outstanding. Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless their effect is antidilutive, thereby reducing the loss or increasing the income per common share.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------
Note 1.  Nature of Business and Significant Accounting Policies (Continued)

Loss per share has been adjusted for accretion on the Company's mandatory redeemable Series A Preferred Stock, which totaled $377,420 for the year ended June 30, 1999 and $90,785 and $263,103 for the six months ended December 31, 1998 and 1999, respectively. In addition, loss per share has been adjusted for the beneficial conversion feature of preferred stock, which totaled $439,850 for the six months ended December 31, 1999. As described in Notes 6 and 7, the Company has options and warrants outstanding to purchase shares of common stock, and the Series A and B Preferred Stock is convertible into common stock. However, because the Company has incurred losses in all periods presented, the inclusion of those potential common shares in the calculation of diluted loss per share would have an antidilutive effect. Therefore, basic and diluted loss per share amounts are the same in each period presented.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income: The FASB has issued Statement No. 130, Reporting Comprehensive Income, which the Company adopted in the fiscal year ended June 30, 1999. Statement No. 130 requires reporting items which are components of other comprehensive income, such as foreign currency items and unrealized gains and losses on certain investments in debt and equity securities. The Company had no comprehensive income as defined by SFAS No. 130 for the years ended June 30, 1998 and 1999. The Company's accumulated other comprehensive income in previous years consisted of the cumulative translation adjustment.

Segments: The FASB has issued Statement No. 131, Disclosures About Segments of an Enterprise and Related Information, which the Company adopted in the fiscal year ended June 30, 1999. Statement No. 131 requires disclosure of certain information for each reportable segment, including general information, profit and loss information, segment assets, etc. The Company operates in only one segment as defined by SFAS No. 131.

Translation of foreign currency statements: Prior to September of 1992, the functional and reporting currency for SDS was the Italian lira. Concurrent with the receipt of net proceeds from its initial public offering of common stock in the United States in September 1992, and in connection with the phase-out of its Italian operations, the functional and reporting currency of SDS changed from the Italian lira to the United States dollar. As a result, the cumulative translation adjustment component of equity was eliminated in 1992.

Interim financial information (unaudited): The financial statements and notes related thereto as of December 31, 1999, for the six-month periods ended December 31, 1998 and 1999, and the period from September 30, 1991 (date of inception), to December 31, 1999, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 2.  Basis of Presentation

The Company was incorporated for the purpose of acquiring, developing, and commercializing SPR technology for use in medical diagnostics. The Company has had no sales, and the only revenue generated by the Company since its inception has been interest income.

The Company is a development stage company which has suffered significant losses from operations, requires significant additional financing, and ultimately needs to continue development of its product, obtain FDA approval, generate revenues, and successfully attain profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern and realize the value of its assets, including its license agreement. These financial statements do not reflect any adjustments which might be necessary should the Company not remain a going concern.

The Company does not have sufficient funds to complete commercial development or commence production and sales of its system. The Company anticipates that its cash on hand, bank credit facility, and the completion of Quantech's Series B convertible Preferred Stock offering for up to an additional $500,000 will allow it to maintain operations through part of fiscal year 2000. Additional financing of at least $10 million of investment capital, funding by strategic partner(s), or licensing revenues will be needed for the following: to develop and submit to the FDA additional tests, to complete clinical evaluation of the system, to establish manufacturing capabilities, and to prepare for sales of the system. The Company does not have any commitments for any such additional financing and does not anticipate receiving any additional significant funding from commercial lenders. There can be no assurance that any such additional financing can be obtained on favorable terms, if at all.

Note 3.  Short-Term Debt Obligations

Short-term debt obligations as of June 30, 1998 and 1999, and December 31, 1999 were as follows:
                                                      June 30
                                           ------------------------ December 31,
                                                 1998        1999      1999
-------------------------------------------------------------------------------
13.5% convertible secured promissory notes,
  converted to common stock and Series A
  Preferred Stock in 1999                  $  3,159,720  $       -  $         -
Less discount attributable to value of
  beneficial conversion feature                (546,902)         -            -
Prime rate unsecured note payable to a bank,
  due December 1999, guaranteed by a
  shareholder                                   500,000    746,000      750,000
                                          -------------------------------------
                                           $  3,112,818  $ 746,000  $   750,000
                                          =====================================

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 3.  Short-Term Debt Obligations (Continued)

As of June 30, 1998, the Company had secured promissory notes payable totaling $3,159,720, which were due September 30, 1998. The notes were immediately convertible (see Note 1) into shares of common stock at a price equal to the lesser of $3.53 or 80 percent of the market price of the common stock for (1) the 20 consecutive trading days prior to the maturity date of the notes or (ii) the price at which the transaction which triggers the repayment of the notes was completed.

In conjunction with the 1997 and 1998 offerings of the above notes, the investors received warrants to purchase 619,681 shares of common stock. In addition, the selling agents also received warrants to purchase 21,889 shares of common stock. The warrants' exercise price is calculated in the same manner as the notes' conversion price. The warrants were valued at stated cost of $1,310, which approximated their fair value. The fair value was based upon management's determination that the effective interest rate of the debt approximated the market rate of similar debt instruments with similar risk. Also, the value assigned to the warrants was not materially different than the value computed using the Black-Scholes pricing model.

During the fiscal year ended June 30, 1999, the Company completed the offering by selling an additional $252,230 of the notes. Warrants to purchase 37,835 shares of common stock were issued. In conjunction with this offering, the selling agent received warrants to purchase 3,314 shares of common stock. These warrants were valued at $76. This fair value was based upon management's determination that the effective interest rate of the debt approximated the market rate of similar debt instruments with similar risk. Also, the value assigned to the warrants was not materially different than the value computed using the Black-Scholes pricing model.

During 1999, the notes and the related accrued interest were converted to 30,400 shares of common stock and 1,173,902 shares of redeemable Series A Preferred Stock (see Note 6).

Note 4.  Agreements

License agreement: The Company has a license agreement for certain patents, proprietary information, and associated hardware related to the SPR technology. The license calls for an ongoing royalty of 6 percent on all products utilizing the SPR technology which are sold by the Company. In addition, if the Company sublicenses the technology, the Company will pay a royalty of 15 percent of all revenues received by the Company under any sublicense. If the cumulative payments of these two royalties fail to reach at least $500,000 by December 31, 1993, $850,000 by December 31, 1995, $1,000,000 by December 31, 1997, $1,150,000
by December 31, 1998, and $1,300,000 by December 31, 1999, the licensor has the right to deprive the Company of its exclusive rights under the license agreement (each time one of such benchmarks is not met). As of December 31, 1999, the Company has paid $1,150,000 of the cumulative payment. The Company has also ratably accrued additional minimum royalty payments of $150,000 as of December 31, 1999, because sales or sublicense revenues through December 31, 1999, were not adequate to meet the cumulative minimum royalty payments. Subsequent to December 31, 1999, the Company submitted the final payment to the licensor.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 4.  Agreements (Continued)

The obligations of the Company to pay royalties terminate when the total royalty payments reach a gross amount of $18,000,000, which amount would be increased by $2,000,000 each time a benchmark is not met. After such date, the Company's rights in the licensed SPR technology continue in perpetuity with no further royalty obligations.

On March 3, 1994, the Company entered into an agreement with an investor group, which included a shareholder of the Company, that granted them rights for a sublicense of the research portion of the original license. This agreement had no expiration date. The investor group received this sublicense in exchange for a promise to purchase 10 percent of the aggregate number of shares offered in the next public offering by the Company, not to exceed an aggregate amount of $500,000. The investor group did not purchase any shares under the agreement.

In September 1997, the Company entered into an agreement to purchase certain sublicense rights that had previously been granted to the investor group. In return for these sublicense rights, the Company issued 150,000 shares of the Company's common stock, convertible secured promissory notes totaling $550,000, and warrants to purchase 82,500 shares of the Company's common stock, and canceled the requirement to purchase shares in the next public offering. The purchase of the sublicense rights was expected to provide the Company with future benefits as the Company was subsequently able to sign an exclusive sublicense agreement for nonmedical markets. This agreement provides the Company with a possibility of receiving a future royalty stream from the sale of products under this new sublicense agreement. Therefore, the Company capitalized the sublicense rights at $940,165, the amount that approximates the fair market price of the equity and debt instruments issued as of the date of the agreement. The value assigned to the common stock was based on the quoted market value. The values of the convertible debt instrument and the detachable warrants were based on similar instruments previously placed by the Company (see Note 3). The value assigned to the warrants was not materially different than the value computed using the Black-Scholes pricing model.

Technology and development agreement: During the year ended June 30, 1998, the Company entered into a technology and development agreement with PE Corp. (PE), a leading supplier of life science systems and analytical instruments, which provides exclusive license rights to certain of the Company's technology for use outside of medical diagnostics, and co-exclusive rights to nucleic acid medical diagnostics. The licensee, pursuant to the agreement, is providing technical assistance related to the Company's medical diagnostic system and will be required to pay future royalty payments of 8 percent of gross sales if the licensee sells products containing the Company's technology. Minimum annual royalties to be paid by the licensee will be $500,000 beginning December 2000, expiring in conjunction with the related patents. Should the licensee fail to commercialize the licensed technology, all rights will revert back to the Company.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 4.  Agreements (Continued)

The licensee also received a warrant to purchase 1,400,000 shares of common stock. The warrant was valued at $230,000, based on the fair value of technical assistance expected to be received by the Company over the term of the technology and development agreement. As the technical assistance was received, the prepaid asset resulting from this transaction was reduced, and research and development expense was charged. On December 7, 1999 this warrant was canceled pursuant to the formation of HTS BioSystems, Inc. (see Note 1).

In conjunction with the above technology and development agreement, the Company entered into a license for certain portions of this technology. The Company will be required to pay royalties at 8 percent of its sales on products featuring the technology. Minimum annual royalties of $500,000 begin in December 2000, expiring in conjunction with the related patents. Should the Company fail to commercialize the licensed technology, all rights will revert back to the licensor, and future minimum annual royalty obligations will be canceled.

Research and development agreement: In November 1998, a warrant to purchase 1,800,000 shares of common stock was issued in conjunction with a research and development services agreement. The warrant is nonforfeitable, fully vested, and exercisable immediately at $1.10 per share and was valued at approximately $518,000 using the Black-Scholes model as of the contract date, which is the measurement date. Since all of the services under this agreement have been rendered, the value has been expensed. In September 1999, the Company issued 454,545 shares of common stock as a result of a partial exercise of this warrant. In conjunction with this agreement, warrants to purchase 144,000 shares of common stock were issued, and $190,000 in cash was paid to the investment banking firm that arranged the transaction. These warrants were valued at $36,000 using the Black-Scholes model.

Employment agreements: The Company has at-will employment agreements with its Chief Executive Officer, Chief Financial Officer. The agreements require the payment of one year's salary (for the chief financial officer), $150,000 (for the chief executive officer), or six-months' salary (for the vice president of research and development) if employment is terminated due to the sale of the Company or a greater than 50 percent change in ownership. In addition, the Chief Financial Officer and Vice President of Research and Development is entitled to six months' salary if he is terminated without cause.

Note 5.  Leases

The Company leases its office space under an agreement which expires April 2007. Approximate minimum aggregate rental commitments under this lease are $192,000. In addition, there are monthly payments required for common area maintenance and other related expenses.

Rental expense for the years ended June 30, 1998 and 1999 was approximately $58,000 and $79,000 respectively.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 6.  Stockholders' Equity

Capital stock: As of June 30, 1998, the Company had 12,500,000 capital shares authorized. In December 1998, the Company amended its Articles of Incorporation to increase the number of authorized shares from 12,500,000 to 75,000,000. The Board of Directors has designated the authorized shares as common, Series A Preferred Stock, Series B Preferred Stock, and the remaining are undesignated. As shares of Series A Preferred Stock and Series B Preferred Stock are converted to common stock, the number of authorized shares of preferred stock decreases and the number of authorized shares for common stock increases.

Reverse stock split: On June 2, 1998, the Company reduced the number of shares outstanding in a 1-for-20 reverse stock split. All share and per share amounts presented have been retroactively adjusted to reflect the reverse split.

Par value of stock: In March 1998, the Company amended its Articles of Incorporation to change the par value of common stock from $0.01 per share to no par value. The cumulative amount paid in excess of the previously stated par value has been reclassed from additional paid-in capital to common stock on the statement of stockholders' equity (deficit).

Redeemable Series A Preferred Stock: In November 1998, the Company established and designated 2,500,000 shares of previously undesignated shares as Series A Preferred Stock (Series A Stock). The shares have no par value and a liquidation value of $3.00 per share. Each share of Series A Stock is convertible into, and has voting rights equal to, four shares of common stock. The Series A Stock is not redeemable until November 5, 2003. If any time after November 5, 2003, the Company receives a written request from the holders of at least 50 percent of the outstanding share of Series A Stock, the Company will redeem all of the outstanding shares by paying in cash an amount equal to the sum of the original purchase price plus a 10 percent return per annum. Series A Stock is automatically converted into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series A Stock that were outstanding as of November 30, 1998, have been converted or redeemed. The excess of redemption value over carrying value is being accreted, using the interest method, over the period until the first redemption date of November 5, 2003.

In November and December 1998, the Company sold 551,431 shares of its Series A Stock to accredited investors at $3.00 per share and issued 1,173,902 shares of Series A Stock pursuant to conversion of promissory notes and the related accrued interest at a conversion price of $3.00 per share. The holders of the promissory notes also received warrants to purchase 728,957 shares of common stock at an exercise price of $0.75. The receipt of these warrants canceled the detachable warrants issued in conjunction with the promissory notes. The new warrants were valued at $162,000 using the Black-Scholes model. In conjunction with these transactions, the Company paid commissions and expenses of $125,700 and issued warrants to purchase 176,420 shares of common stock to the selling agents, which were valued at approximately $65,000 using the Black-Scholes model.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 6.  Stockholders' Equity (Continued)

In November 1998 through December 1999, 432,396 shares of common stock were issued pursuant to conversion of Series A Stock.

Series B Preferred Stock: In May 1999, the Company established and designated 3,000,000 shares of previously undesignated shares as Series B Preferred Stock (Series B Stock). The shares have no par value and a liquidation value of $1.00 per share. Each share of Series B Stock is convertible into, and has voting rights equal to, one share of common stock. Series B Stock is automatically converted into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series B Stock that were outstanding have been converted. In the event the next sale of securities by the Company results in a price or conversion price lower than $1.00 per share, the number of shares of common stock into which the shares may be converted will be adjusted to a number equal to the per share liquidation preference divided by such sale or conversion price.

Through September 1999, the Company sold 943,334 shares of its Series B Stock to accredited investors at $1.50 per share. In conjunction with this transaction, the Company paid commissions and expenses of $92,182 and will be issuing warrants to purchase shares of common stock equal to 10 percent of the underlying shares sold to the selling agents.

In October 1999, the price of the Series B Stock was adjusted to $1.00 from an initial price of $1.50. In conjunction with this adjustment previous purchasers received 471,666 additional shares of Series B Stock.

In November and December 1999, 580,000 shares of Series B Stock were sold at $1.00 per share, net of commissions of $7,500.

As a result of the Series B Stock transactions, the Company recognized a beneficial conversion feature of $439,850 for the six months ended December 31, 1999.

In August 1999, 33,333 shares of common stock were issued pursuant to conversion of Series B Stock.

Note 7.    Stock Options and Warrants

Options - employee grants: The Company regularly grants options to its employees, some of which are granted under the Company's 1998 Stock Option Plan (the Plan). The Plan may grant options for up to 4,000,000 shares, of which 1,916,850 were outstanding at December 31, 1999. If any of the options granted under the Plan expire or are terminated prior to being exercised in full, the unexercised portion of such options will once again be available for additional option grants. The options granted will have a maximum term of ten years and an exercise price not less than the market price on the date of grant. Vesting of options granted to employees is determined on a discretionary basis. One-third of the options granted to directors are exercisable immediately, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 7.  Stock Options and Warrants (Continued)

As permitted under generally accepted accounting principles, these grants are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, compensation cost has been recognized for those grants whose exercise price is less than the fair market value of the stock on the date of grant. There was no compensation expense recorded for employee grants for the years ended June 30, 1998 and 1999, and six months ended December 31, 1998 and 1999.

Options and warrants - nonemployee grants: The Company also grants options and warrants to nonemployees for goods, services, and in conjunction with certain agreements. These grants are accounted for under FASB Statement No. 123 based on the grant date fair values.

Options and warrants - pro forma information: Had compensation cost for all of the stock-based compensation grants and warrants issued been determined based on the grant date fair values of awards, reported net loss attributable to common stockholders and net loss per common share would have been increased to the pro forma amounts shown below:

                                                        June 30
                                              ----------------------------  December 31,
                                                   1998          1999         1999
----------------------------------------------------------------------------------------
Net loss attributable to common stockholders,
  as reported                                  $(3,648,748)   $(4,667,236)  $(3,357,352)
Net loss attributable to common stockholders,
  pro forma                                     (4,016,450)    (5,073,371)   (3,548,223)
Net loss per basic and diluted common share,
  as reported                                        (1.45)         (1.75)        (1.04)
Net loss per basic and diluted common share,
  pro forma                                          (1.59)         (1.90)        (1.10)


The above pro forma effects on net loss and net loss per share are not likely to be representative of the effects on reported net loss for future years because options vest over several years and additional awards generally are made each year. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1998 and 1999:

                                             June 30
                                  ------------------------------  December 31,
                                       1998            1999          1999
-------------------------------------------------------------------------------
Expected dividend yield           $         -      $       -     $         -
Expected stock price volatility          67.3%          68.7%           64.8%
Risk-free interest rate                   6.0%           6.0%            6.0%
Expected life of options (years)            3              3               3

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 7.  Stock Options and Warrants (Continued)

Transactions involving stock options and warrants are summarized as follows:

                                                                   Weighted-
                                                     Stock     Average Exercise
                                       Warrants     Options     Price Per Share
------------------------------------------------------------------------------
Balance, June 30, 1996                   602,505      186,250      $   5.40
  Granted                                172,140       56,175          8.60
  Exercised                              (22,750)     (16,000)         4.60
  Expired                                (12,500)     (10,916)         9.60
                                  ---------------------------------------------
Balance, June 30, 1997                   739,395      215,509          6.20
  Granted                              2,120,148      521,000          3.30
  Expired                               (187,828)    (243,009)         7.26
                                  ---------------------------------------------
Balance, June 30, 1998                 2,671,715      493,500          3.58
  Granted                              2,156,766    1,650,604          1.10
  Exercised                              (22,500)           -          2.50
  Expired                                      -      (50,140)         3.47
                                  ---------------------------------------------
Balance, June 30, 1999                 4,805,981    2,093,964          1.59
  Granted (unaudited)                    292,500      201,870          1.18
  Exercised (unaudited)                 (454,545)           -          1.10
  Expired (unaudited)                 (1,442,499)      (4,444)         1.32
                                  ---------------------------------------------
Balance, December 31, 1999(unaudited) (3,201,437)   2,291,390          1.60
                                  =============================================

The fair value of warrants granted during 1998 and 1999 and the six months ended December 31, 1999 was $0.13, $0.27 and $0.09 per warrant, respectively.

The fair value of equity instruments granted for goods and services during 1998 and 1999 and the six months ended December 31, 1999 was $0.42, $0.34 and $0.43 per equity instrument, respectively.

The weighted-average fair value of options granted during 1998 and 1999 and the six months ended December 31, 1999 was $1.09, $0.50 and $0.68 per option, respectively.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 7.  Stock Options and Warrants (Continued)

The following tables summarize information about stock options and warrants outstanding as of December 31, 1999:

                        OPTIONS AND WARRANTS OUTSTANDING

                                               Weighted-
                                                Average
                             Number of         Remaining    Weighted-
  Range of                      Units         Contractual    Average
Exercise Price               Outstanding        Life       Exercise Price
--------------------------------------------------------------------------
$0.75                        1,794,128          3.6          $  0.75
$1.00-$1.47                  2,033,929          3.8             1.13
$1.50                          658,000          4.3             1.50
$1.63-$2.00                     27,964          4.3             1.71
$2.40-$2.50                     91,400          0.4             2.46
$3.00                          372,750          2.5             3.00
$5.00                          452,781          1.2             5.00
$12.00                           5,000          1.8            12.00
$14.40                          29,875          1.8            14.40
                          ------------                       $  1.60
                             5,465,827
                          ============

                        OPTIONS AND WARRANTS EXERCISABLE

                                           Number of           Weighted-
                                              Units             Average
                                           Exercisable        Exercise Price
------------------------------------------------------------------------------
$0.75                                      1,759,546         $       0.75
$1.00-$1.47                                1,929,506                 1.13
$1.50                                        257,001                 1.50
$1.63-$2.00                                    3,000                 1.84
$2.40-$2.50                                   91,400                 2.46
$3.00                                        372,250                 3.00
$5.00                                        452,781                 5.00
$12.00                                         5,000                12.00
$14.40                                        29,875                14.40
                                        -------------------  $       1.63
                                           4,900,359
                                        ===================

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 7.  Stock Options and Warrants (Continued)

The number of options and warrants exercisable at June 30, 1998 and 1999 was 3,093,882 and 5,983,401 with weighted-average exercise prices of $3.60 and $1.65, respectively.

The Company sold the following warrants to purchase shares of common stock to accredited investors.

                        Number of   Exercise      Expiration         Selling
Date                     Shares       Price         Date              Price
------------------------------------------------------------------------------
September 1999          175,000     $   1.25   September 9, 2004  $  10,000
November 1999            75,000         1.06   November 16, 2004     15,000


Note 8.  Income Taxes

The Company's income tax expense consisted solely of a franchise tax in Italy during the year ended December 31, 1992, since the Company has incurred no United States income taxes. For United States income tax purposes, under provisions of the Internal Revenue Code, the Company has approximately $11,920,000 in operating loss carryforwards and $316,000 in research and development credits at June 30, 1998, which may be used to offset otherwise future taxable income. These carryforwards are subject to certain limitations under the provisions of the Internal Revenue Code, Section 382, which relate to a 50 percent change in control over a three-year period. At June 30, 1999, the annual net operating loss carryforward limitation due to Section 382 was approximately $200,000 per year, which reduced the carryforward by $2,800,000. Further changes of control, including those discussed in Note 6, may result in additional limitations and expiration of additional amounts of the net operating loss carryforwards. Usage of the net operating loss carryforwards is also dependent upon the Company attaining profitable operations in the future.

Loss carryforwards and credits for tax purposes, reduced by the Section 382 limitation discussed above, as of June 30, 1999, have the following expiration dates:

                                      Net            Research and
Expiration                          Operating        Development
Date                                  Loss             Credits
---------------------------------------------------------------------------
2006                             $    241,000      $           -
2007                                1,115,000                  -
2008                                  827,000             20,000
2009                                  849,000             26,000
2010                                        -             45,000
2011                                2,193,000                  -
2012                                3,738,000            117,000
2013                                2,957,000            108,000
2014                                3,397,000            108,000
                                 ---------------------------------
                                 $ 15,317,000      $     424,000
                                 =================================

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 8.  Income Taxes (Continued)

The tax effects of principal temporary differences at an assumed effective annual rate of 34 percent are shown in the following table:

                                                             June 30
                                                 ------------------------------
                                                       1998           1999
-------------------------------------------------------------------------------
Deferred tax assets:
  Loss carryforwards                             $  4,053,000     $  5,208,000
  Royalties                                            26,000           26,000
  Research and development credits and deductions     521,000          629,000
  Guarantee of Spectrum Diagnositcs, Inc. debt        115,000          115,000
  Compensation expense                                 30,000          295,000
  Beneficial conversion feature                       150,000                -
Other accruals                                         29,000           35,000
                                                 ------------------------------
                                                    4,924,000        6,308,000

Valuation allowance for deferred tax assets        (4,924,000)      (6,308,000)
                                                 ------------------------------
Net deferred tax assets                          $          -     $          -
                                                 ==============================

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended June 30, 1998 and 1999, due to the valuation allowance recorded against deferred tax assets.

Note 9.  Subsequent Events (Unaudited)

In January 2000, the Board of Directors designated an additional 913,333 shares of previously undesignated shares as Series B Stock.

In January and February 2000, the Company sold an additional 1,918,000 shares of Series B Stock for $1.00 per share. In conjunction with this transaction, the Company paid commissions and accountable expenses in the amount of $141,400 and issued warrants to purchase 282,900 shares of common stock to the selling agents.

In January and February 2000, the Company issued 890,000 shares of common stock pursuant to the conversion of 1,250 shares of Series A Stock and 880,000 shares of Series B Stock.

QUANTECH LTD.  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the six-month periods ended December 31, 1998 and 1999, is unaudited.)
--------------------------------------------------------------------------------

Note 9.  Subsequent Events (Unaudited)(Continued)

In February 2000, the Board of Directors designated 1,000,000 shares of previously undesignated authorized shares as Series C Preferred Stock (Series C Stock). Shares of Series C Stock have no par value and a liquidation value of $1.00 per share. Each share is convertible into, and has voting rights equal to, one share of common stock. Series C Stock is automatically converted into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series B Stock that were outstanding have been converted. In the event the next sale of securities by the Company results in a price or conversion price lower than $1.00 per share, the number of shares of common stock into which the shares may be converted will be adjusted to a number equal to the per share liquidation preference divided by such sale or conversion price.

The Company sold 1,000,000 shares of Series C Stock to an accredited investor at a price of $1.00 per share.

In February 2000, the Company sold 328,131 shares of its common stock at $1.50 per share to accredited investors.

Prospective investors may rely only on the information contained in this prospectus. Neither Quantech nor the selling stockholders has authorized anyone to provide prospective investors with information different form that contained in this prospectus. The information in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.



Until _________________, 2000 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                 Quantech, Ltd.

                                8,505,764 Shares
                                       of
                                  Common Stock


                              ---------------------
                                   PROSPECTUS
                              ---------------------




                                         , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires Quantech to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to Quantech, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of Quantech, or, in the case of performance by a director, officer or employee of Quantech involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of Quantech. In addition, Section 302A.521, subd. 3, requires payment by Quantech, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the stockholders, or by a court.

         Provisions regarding indemnification of officers and directors of Quantech are contained in Article 5 of the Restated Bylaws (Exhibit 3.2 to this Registration Statement). Quantech maintains a director and officer liability policy.

Item 25.  Other Expenses of Issuance and Distribution.

         The following expenses will be paid by Quantech in connection with the distribution of the securities registered hereby and do not include the underwriting discount to be paid to the Underwriters. All of such expenses, except for the SEC registration fee and Nasdaq listing fee, are estimated.

    SEC Registration Fee...............................$    5,177
    Legal Fees.........................................    15,000
    Accountants' Fees and Expenses.....................     5,000
    Printing Expenses..................................     5,000
    Blue Sky Fees and Expenses.........................     5,000
    Transfer Agent Fees and Expenses...................         0
    Miscellaneous......................................       323
                                                        ---------
         Total.........................................$   35,500
                                                        =========
Item 26.  Recent Sales of Unregistered Securities.

         During the past three years, the Registrant has sold the securities listed below pursuant to exemptions from registration under the Securities Act. The information below is presented on a post-reverse stock split basis.

         During May 1998, holders of Quantech's Convertible Secured Promissory Notes agreed to convert $219,300 of accrued interest into Notes and extend the maturity date of the Notes to September 30, 1998 from June 1, 1998. The Note holders received warrants to purchase 178,618 shares of common stock. The extension of the Notes and issuance of the warrants were made in reliance upon exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and Rule 506 of Regulation D. The holders of these notes and warrants acquired these securities for their own account and not with a view to any distribution thereof to the public.

         During May through August 1998, Quantech completed an offering of Convertible Secured Promissory Notes in the principal amount of $497,500 to accredited investors and issued warrants in connection with the sale of such notes to the investors for the purchase of 74,625 shares of common stock. The sales were made in reliance upon exemptions from registration provided under
Section 4(2) of the 1933 Act and Rule 506 of Regulation D. Quantech paid commissions and accountable expenses in the aggregate amount of $20,900 to a registered investment bank for acting as selling agent and issued the investment bank a warrant to purchase up to 3,134 shares of common stock as additional compensation. Such warrant was sold pursuant to Section 4(2) of the 1933 Act. The purchasers of these notes and warrants acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In July 1998, Quantech sold 5,714 shares of its common stock at $3.50 per share to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         Also in July 1998, 2,000 shares of common stock were issued pursuant to conversion of a promissory note. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account.

         In August 1998, Quantech sold 9,196 shares of its common stock at $3.00 per share to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         Also in August 1998, 2,045 shares of common stock were issued pursuant to exercise of a warrant. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         In September 1998, 3,400 shares of common stock were issued pursuant to conversion of a promissory note. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account.

         In September 1998, Quantech sold 7,557 shares of common stock at $0.75 per share to an accredited investor. Also in September 1998, Quantech sold 5,000 shares of common stock at $1.13 per share to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such common stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In October 1998, 25,000 shares of common stock were issued pursuant to conversion of a promissory note. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account.

         In November and December 1998, Quantech sold 600,617 shares of its Series A Convertible Preferred Stock to accredited investors at a price of $3.00 per share, and issued 1,124,715 shares of Series A Convertible Preferred Stock pursuant to conversion of promissory notes at a conversion price of $3.00 per share. Quantech paid commissions and accountable expenses in the aggregate amount of $125,700 to registered investment banks for acting as selling agents and issued the investment banks warrants to purchase up to 176,420 shares of common stock as additional compensation. Each share of Series A Convertible Preferred Stock is convertible into four shares of Quantech's common stock. The shares were sold pursuant to Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder. The purchasers of such Preferred Stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During November 1998 through March 1999, 90,504 shares of common stock were issued pursuant to conversion of Series A Convertible Preferred Stock. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchasers of such common stock acquired these securities for their own accounts.

         In November 1998, Quantech issued a warrant to purchase 1,800,000 shares of common stock to a company in exchange for engineering development work, and issued another warrant to purchase 144,000 shares of common stock to an investment banking firm that arranged the transaction. The exercise prices of the warrants are $1.10 per share and $1.32 per share, respectively. Both warrants expire in November 2003. The warrants were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such warrants acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In December 1998, Quantech sold 3,792 shares of common stock at $1.50 per share to an accredited investor. Also in December 1998, Quantech sold 2,286 shares of common stock at $1.83 to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such common stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In April 1999, 20,000 shares of Common Stock were issued pursuant to conversion of Series A Convertible Preferred Stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         During May 1999 through February 2000, Quantech sold 3,913,000 shares of Series B Preferred Stock to accredited investors at a price of $1.00 per share. Each share of Series B Preferred Stock is convertible into one share of Quantech Common Stock. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The Company paid commissions and accountable expenses in the aggregate amount of $233,582 to registered investment banks for acting as selling agents and issued the investment banks warrants to purchase up to 282,900 shares of Common Stock as additional compensation. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In September 1999, Quantech sold a warrant to an accredited investor to purchase 175,000 shares of Quantech common stock at $1.25 per share. The warrant was sold for $10,000 and may be exercised any time before September 9, 2004. The sale of the warrant was deemed to be exempt from registration under Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder. The purchaser acquired this security for its own account and not with a view to any distribution thereof to the public.

         In September 1999, Quantech issued 454,545 shares of common stock pursuant to the exercise of a warrant to an accredited investor. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

        During July 1999 through February 2000, Quantech issued 1,318,556 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

        In November 1999, Quantech sold warrants to accredited investors to purchase 75,000 shares of Quantech common stock at $1.06 per share. The warrants were sold for $15,000 and may be exercised any time before November 16, 2004. The sale of such securities was deemed to be exempt from registration under
Section 4(2) of the 1933 Act. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In February 2000, Quantech sold 1,000,000 shares of Series C Preferred Stock to an accredited investor at a price of $1.00 per share. Each share of Series C Preferred Stock is convertible into one share of Quantech Common Stock. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         In February 2000, Quantech sold 328,131 shares of its common stock at $1.50 per share to accredited investors. The shares were sold pursuant to
Section 4(2) of the 1933 Act. The purchasers of such common stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         The sales of securities listed above were made in reliance upon Sections 4(2) and 3(a)(9) of the Securities Act, which provide exemptions for transactions not involving a public offering, and Regulation D thereunder. The purchasers of securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements. Except as specified above, no underwriting commissions or discounts were paid with respect to the sales of unregistered securities described above.

Item 27.  Exhibits and Financial Statement Schedules.

Exhibit
Number                            Description
-------                           -----------

2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to
         Exhibit 2.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
3.1*     Articles of Incorporation of Quantech Ltd., as amended.
3.2 Bylaws of Quantech Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.2      Form of Private Placement Warrant (incorporated by reference to Exhibit
         4.2 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-6809).
5.1*     Opinion and Consent of Fredrikson & Byron, P.A.
10.1 Lease for office space at 1419 Energy Park Drive, St. Paul, MN 55108 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.4 Employment Agreement with Gregory G. Freitag (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).
10.5     Employment Agreement with Robert Case (incorporated by reference to
         Exhibit 10.2 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).
10.6 Technology and Development License Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 of Schedule 13D filed by The Perkin-Elmer Corporation on December 23, 1997, File No. 0-19957).
10.7 Perkin Elmer/Quantech License Agreement dated June 29, 1998 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended June 30, 1998).

10.8 Research and Development Services Agreement, dated November 13, 1998, with Millennium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert Gaines and Millennium Medical Systems, LLC on November 23, 1998, File No. 0-19957).
10.9 Lease Agreement for space at 815 Northwest Parkway, Eagan, MN 55121 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).
10.10*   Employment Agreement with Thomas R. Witty, Ph.D.
22       Quantech has no subsidiaries.
23.1*    Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2*    Consent of Independent Accountants
24*      Power of Attorney (included on signature page)

___________________________________
*   Filed herewith.

Item 28.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant further undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering; and

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 15, 2000


                                    QUANTECH LTD.


                                    By   /s/ Robert Case
                                        Robert Case, Chief Executive Officer


                               Power of Attorney

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Robert Case and Gregory G. Freitag, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration statement, any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all instruments or documents filed as part of or in connection with any of such amendments or registration statements, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.


Signatures                 Title                               Date
----------                 -----                               ----
                           Chief Executive Officer, Director
/s/ Robert Case            (principal executive officer)       March 15, 2000
Robert Case
                           Chief Operating Officer, Chief      March 15, 2000
/s/ Gregory G. Freitag     Financial Officer and Secretary
Gregory G. Freitag         (principal financial and accounting
                           officer)

/s/ James F. Lyons         Director                            March 15, 2000
James F. Lyons

/s/ Richard W. Perkins     Director                            March 15, 2000
Richard W. Perkins

/s/ Edward E. Strickland   Director                            March 15, 2000
Edward E. Strickland

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Quantech Ltd.

                           EXHIBIT INDEX TO FORM SB-2

Exhibit
Number                             Description
--------                           -----------
2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to
         Exhibit 2.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
3.1*     Articles of Incorporation of Quantech Ltd., as amended.
3.2 Bylaws of Quantech Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.2      Form of Private Placement Warrant (incorporated by reference to Exhibit
         4.2 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-6809).
5.1*     Opinion and Consent of Fredrikson & Byron, P.A.
10.1 Lease for office space at 1419 Energy Park Drive, St. Paul, MN 55108 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.4 Employment Agreement with Gregory G. Freitag (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).
10.5     Employment Agreement with Robert Case (incorporated by reference to
         Exhibit 10.2 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).
10.6 Technology and Development License Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 of Schedule 13D filed by The Perkin-Elmer Corporation on December 23, 1997, File No. 0-19957).
10.7 Perkin Elmer/Quantech License Agreement dated June 29, 1998 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended June 30, 1998).
10.8 Research and Development Services Agreement, dated November 13, 1998, with Millenium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert Gaines and Millenium Medical Systems, LLC on November 23, 1998, File No. 0-19957).
10.9 Lease Agreement for space at 815 Northwest Parkway, Eagan, MN 55121 (incorporated by reference to Exhibit No. 10.1 of the Registrant's
         Form 10-Q for the quarter ended December 31, 1999).
10.10*   Employment Agreement with Thomas R. Witty, Ph.D.
22       Quantech has no subsidiaries.
23.1*    Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2*    Consent of Independent Accountants
24*      Power of Attorney (included on signature page)
___________________________________
*   Filed herewith